UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PARKER-HANNIFIN CORPORATION

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PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard — Cleveland, Ohio 44124-4141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 22, 2008

TO OUR SHAREHOLDERS:

You are cordially invited to attend the annual meeting of the shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, on Wednesday, October 22, 2008, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect William E. Kassling, Joseph M. Scaminace and Wolfgang R. Schmitt as Directors for a one-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 29, 2008 are entitled to vote at the meeting. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the enclosed proxy card.

Thank you for your support of Parker-Hannifin Corporation.

By Order of the Board of Directors

Thomas A. Piraino, Jr.
Secretary

September 22, 2008

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on October 22, 2008.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and our 2008 Annual Report, are available free of charge on our investor relations website (www.phstock.com).

i

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard—Cleveland, Ohio 44124-4141

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on October 22, 2008, and at all adjournments thereof. Only shareholders of record at the close of business on August 29, 2008 will be entitled to vote at the meeting. On August 29, 2008, 164,542,647 Common Shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 22, 2008.

Our shareholders have cumulative voting rights in the election of Directors if any shareholder gives notice in writing to our President, a Vice President or the Secretary not less than 48 hours before the time fixed for holding the meeting that cumulative voting at such election is desired. The fact that such notice has been given must be announced upon the convening of the meeting by the Chairman, the Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit. If voting at the election is cumulative, the persons named in the proxy will vote Common Shares represented by valid Board of Directors’ proxies on a cumulative basis for the election of the nominees named below, allocating the votes of such Common Shares in accordance with their judgment.

ELECTION OF DIRECTORS

The Board of Directors presently consists of 10 members divided into three classes. The class whose term expires in 2008 presently consists of three members, the class whose term expires in 2009 presently consists of four members and the class whose term expires in 2010 presently consists of three members. Prior to this year’s Annual Meeting, one of the classes of Directors was elected at each Annual Meeting of Shareholders to serve a three-year term. In October 2007, our shareholders approved an amendment to our Code of Regulations to provide for the annual election of the entire Board of Directors, which is to be phased in over a three-year period beginning with this year’s Annual Meeting. As a result of the amendment, Directors elected at this year’s Annual Meeting, and each subsequent Annual Meeting of Shareholders, will hold office for one year or until their successors are elected at the next Annual Meeting of Shareholders. Directors not standing for election this year will continue in office for the remainder of their original three-year terms. None of our Directors are related to each other.

Shareholder approval is sought to elect William E. Kassling, Joseph M. Scaminace and Wolfgang R. Schmitt, Directors whose terms of office expire in 2008, for a one-year term of office that will expire in 2009. A plurality of the Common Shares voted in person or by proxy is required to elect a Director.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person for Director as the Board of Directors may recommend. However, the Board of Directors has no reason to believe that this contingency will occur.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2009

WILLIAM E. KASSLING, 64, has served as a Director since 2001. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Audit Committee. Mr. Kassling has been Chairman of the Board of Wabtec Corporation (technology-based equipment for the rail industry) since 1990. He was previously Chief Executive Officer of Wabtec from May 2004 to February 2006 and President of Wabtec from May 2004 to February 2006.

JOSEPH M. SCAMINACE, 55, has served as a Director since 2004. He is a member of the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee. Mr. Scaminace has been a Director and Chief Executive Officer of OM Group, Inc. (metal-based specialty chemicals) since June 2005 and Chairman of the Board of OM Group since August 2005. He was previously the President and Chief Operating Officer of The Sherwin Williams Company (paints and coatings) from October 1999 to May 2005. Mr. Scaminace is also a Director of The Boler Company.

WOLFGANG R. SCHMITT, 64, has served as a Director since 1992. He is Chairman of the Human Resources and Compensation Committee and a member of the Audit Committee. Mr. Schmitt has been the Chief Executive Officer of Trends 2 Innovation (strategic growth consultants) since May 2000.

The Board of Directors unanimously recommends a vote FOR each of the nominees to the Board of Directors.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2009

ROBERT J. KOHLHEPP, 64, has served as a Director since 2002. He is Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Mr. Kohlhepp has been Vice Chairman of Cintas Corporation (uniform rental) since July 2003 and has been a Director of Cintas since 1979.

GIULIO MAZZALUPI, 67, has served as a Director since 1999. He is a member of the Audit Committee and the Finance Committee. Now retired, Mr. Mazzalupi was the President, Chief Executive Officer and a Director of Atlas Copco AB (industrial manufacturing) in Sweden until July 2002.

KLAUS-PETER MÜLLER, 63, has served as a Director since 1998. He is Chairman of the Finance Committee and a member of the Corporate Governance and Nominating Committee. Mr. Müller has been Chairman of the Supervisory Board of Commerzbank AG (international banking) in Frankfurt, Germany since May 2008. He was previously Chairman of the Board of Managing Directors of Commerzbank from May 2001 to May 2008 and a member of the Board of Managing Directors of Commerzbank from 1990 to May 2008. In March 2005, Mr. Müller was named President of the Association of German Banks, Berlin, Germany.

MARKOS I. TAMBAKERAS, 57, has served as a Director since 2005. He is a member of the Human Resources and Compensation Committee and the Finance Committee. Now an independent investor, Mr. Tambakeras was the Chairman of the Board of Kennametal Inc. (global tooling solutions supplier) from July 2002 to December 2006 and the President and Chief Executive Officer of Kennametal from July 1999 to December 2005. He is also a Director of ITT Industries, Inc. and Newport Corporation and serves on the Board of Trustees of Arizona State University.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2010

LINDA S. HARTY, 48, has served as a Director since 2007. She is a member of the Audit Committee and the Finance Committee. Ms. Harty has been an Executive Vice President and Treasurer of Cardinal Health, Inc. (health-care products and services) since May 2008. She was previously Executive Vice President—Finance and Chief Financial Officer—Healthcare Supply Chain Services of Cardinal Health from March 2007 to May 2008; Executive Vice President and Treasurer of Cardinal Health from August 2006 to March 2007; Senior Vice President of Cardinal Health from January 2005 to August 2006; and Senior Vice President and Chief Financial Officer of RTM Restaurant Group (restaurant franchisee group) from July 2003 to January 2005.

CANDY M. OBOURN, 58, has served as a Director since 2002. She is a member of the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee. Ms. Obourn has been Chief Executive Officer and President of ActivEase Healthcare, Inc. (women’s health care products) since February 2006. She was previously General Manager, Film Capture, Digital & Film Imaging Systems of Eastman Kodak Company (photography and digital imaging) from November 2004 to February 2006; Senior Vice President of Eastman Kodak from January 2000 to February 2006; and Chief Operating Officer, Health Imaging Group of Eastman Kodak from January 2002 to November 2004.

DONALD E. WASHKEWICZ, 58, has served as a Director since 2000. Mr. Washkewicz has been our Chairman of the Board of Directors since October 2004; our Chief Executive Officer since July 2001; and our President since January 2007. He was previously our President from February 2000 to October 2004.

Director Independence. In making a determination as to the independence of our Directors for purposes of considering membership on our Board of Directors and Committees, we are in compliance with the rules of the New York Stock Exchange and our Independence Standards for Directors and have broadly considered the materiality of each Director’s relationship with us. Based upon the foregoing criteria, the Board of Directors has determined that the following persons who served as Directors during any part of fiscal year 2008 are independent: Linda S. Harty, William E. Kassling, Robert J. Kohlhepp, Giulio Mazzalupi, Klaus-Peter Müller, Candy M. Obourn, Joseph M. Scaminace, Wolfgang R. Schmitt and Markos I. Tambakeras.

Board Meetings. During the fiscal year ended June 30, 2008, there were five meetings of our Board of Directors. Each Director attended at least 75% of the meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served.

Attendance at Annual Meeting. We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. All of the members of the Board of Directors attended our 2008 Annual Meeting of Shareholders.

Audit Committee Financial Experts. We have a standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Board of Directors has determined that Robert J. Kohlhepp, the Chairman of the Audit Committee, and Linda S. Harty, a member of the Audit Committee, are audit committee financial experts as defined in the federal securities laws. Mr. Kohlhepp and Ms. Harty are independent as defined for audit committee members in the listing standards of the New York Stock Exchange.

The Audit Committee, which met seven times during the fiscal year ended June 30, 2008, is responsible for, among other things, appointing, determining the compensation of and overseeing the work of the independent registered public accounting firm and ensuring its independence, approving all non-audit engagements with the independent registered public accounting firm and reviewing with our financial management and our independent registered public accounting firm annual and quarterly financial statements, the proposed internal audit plan for each calendar year, the proposed independent audit plan for each fiscal year, the results of the audits and the adequacy of our internal control structure.

The Human Resources and Compensation Committee is our standing compensation committee. The Human Resources and Compensation Committee, which met seven times during the fiscal year ended June 30, 2008, is responsible for, among other things, annually reviewing and approving the salaries and other compensation (including stock incentives) of our executive officers, reviewing and determining the compensation of our non-employee Directors, engaging and determining the fees of compensation consultants, overseeing regulatory compliance with respect to compensation matters, reviewing management succession of key executives, and reviewing corporate policies and programs for the development of management personnel.

The Finance Committee, which met twice during the fiscal year ended June 30, 2008, is responsible for, among other things, reviewing our capital structure and tax and risk management strategies and reviewing and approving our debt and equity offerings, share repurchase programs and the funding and investment policies for our defined benefit plans, defined contribution plans and non-qualified plans.

The Corporate Governance and Nominating Committee is our standing nominating committee. The Corporate Governance and Nominating Committee, which met three times during the fiscal year ended June 30, 2008, is responsible for, among other things, evaluating and recommending to the Board of Directors qualified nominees for election as Directors and qualified Directors for committee membership, establishing evaluation procedures and completing an annual evaluation of the performance of the Board of Directors, developing and recommending corporate governance principles to the Board of Directors and considering other matters pertaining to the size and composition of the Board of Directors. The Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as our Directors, provided that such recommendations comply with the procedures set forth under the caption “Procedures for Submission and Consideration of Director Candidates” in this Proxy Statement.

The Board of Directors adopted a written charter for each of the committees of the Board of Directors. These charters, as well as our Code of Ethics, Guidelines on Corporate Governance Issues and Independence Standards for Directors, are posted and available under the Corporate Governance page on our investor relations internet website at www.phstock.com. Shareholders may request copies of these corporate governance documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

Executive Sessions. In accordance with the listing standards of the New York Stock Exchange, the non-management Directors are scheduled to meet regularly in executive sessions without management, and if required, the independent Directors will meet at least once annually. Additional meetings of the non-management Directors may be scheduled from time to time when the non-management Directors decide such meetings are desirable. The Chairman of the Corporate Governance and Nominating Committee will preside at such meetings. The Corporate Governance and Nominating Committee Charter provides that the Chairman of the Corporate Governance and Nominating Committee has a term limit of three years. The non-management Directors met four times during the fiscal year ended June 30, 2008.

Review and Approval of Transactions with Related Persons. The Corporate Governance and Nominating Committee charter provides that the Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Board members and management and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Code of Ethics provides that our Directors, officers, employees, and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, employee, or as a spouse or other close family member of any of our Directors, officers or employees. The Code of Ethics also requires our Directors, officers and employees to promptly disclose any potential conflicts of interest to our General Counsel. We also require that each of our executive officers and Directors complete a detailed annual questionnaire which requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant Securities and Exchange Commission, or SEC, rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, if necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.

Certain Relationships and Related Transactions. Russell G. Chester, Vice President-Enterprise Compliance, is the spouse of Pamela J. Huggins, our Vice President and Treasurer. Mr. Chester’s salary and bonus for the fiscal year ended June 30, 2008 was $325,723. We have taken the appropriate steps to ensure the avoidance of any conflicting interests resulting from this relationship.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, Directors and beneficial owners of more than 10% of our Common Shares to file initial stock ownership reports and reports of changes in ownership with the SEC and the New York Stock Exchange. SEC regulations require that we are furnished with copies of these reports. Based solely on a review of these reports and written representations from the executive officers and Directors, we believe that there was compliance with all such filing requirements for the fiscal year ended June 30, 2008, except for the following: (1) Lee C. Banks, Executive Vice President and Operating Officer, inadvertently filed one late Form 4 to report the movement of shares to his wife’s trust in 2005; (2) Robert P. Barker, Executive Vice President, Operating Officer and President of the Aerospace Group, inadvertently filed two late Form 4s to report the movement of shares to his family trust in 2004 and 2006; (3) William G. Eline, Vice President—Chief Information Officer, inadvertently filed one late Form 4 to report the movement of shares to his wife’s trust in 2006; (4) Giulio Mazzalupi, a Director, inadvertently filed one late Form 4 to report share withholding for taxes in 2007; (5) Klaus-Peter Müller, a Director, inadvertently filed one late Form 4 to report share withholding for taxes in 2007; and (6) Joseph M. Scaminace, a Director, inadvertently filed one late Form 4 to report a purchase of shares by his son.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of five Directors, each of whom is independent in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange. The responsibilities of the Audit Committee are set forth in the written Audit Committee Charter, a copy of which is available on the Corporate Governance page of Parker-Hannifin’s investor relations website at www.phstock.com.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed Parker-Hannifin’s audited consolidated financial statements for the fiscal year ended June 30, 2008 with management and with Deloitte & Touche LLP, or D&T, Parker-Hannifin’s independent registered public accounting firm for the fiscal year ended June 30, 2008.

The Audit Committee has discussed with D&T the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with D&T their objectivity and independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that Parker-Hannifin’s audited consolidated financial statements for the fiscal year ended June 30, 2008 be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed with the SEC.

Audit Committee:

Robert J. Kohlhepp, Chairman

Linda S. Harty

William E. Kassling

Giulio Mazzalupi

Wolfgang R. Schmitt

COMPENSATION DISCUSSION AND ANALYSIS

The information contained in this Compensation Discussion and Analysis has been adjusted to give effect to the three-for-two stock split authorized by our Board of Directors on August 16, 2007. The stock split was completed on October 1, 2007.

OBJECTIVES AND PHILOSOPHIES OF THE EXECUTIVE COMPENSATION PROGRAM.

In fiscal year 2001, we introduced the “Win Strategy” as the foundation of our business. The Win Strategy represents the unified vision of our employees worldwide, and defines the key goals, operational priorities and metrics used to profitably grow our business. The Win Strategy also provides the means by which we can measure and reward success.

The Win Strategy centers on three fundamental goals: premier customer service; financial performance; and profitable growth. The Win Strategy outlines various strategic components intended to advance those goals in all aspects of our business. Those strategic components include on-time delivery of quality products, value-added services and systems, strategic purchasing of goods and services, lean operations, talent development, strategic pricing, product innovation and strong distribution. We are confident that a worldwide focus on the goals of the Win Strategy will maximize the long-term value of our shareholders’ investments by helping us to achieve our objectives of top-quartile performance among our competitors and peers and steady appreciation of our stock price.

Our executive compensation program covers all compensation paid to our executive officers. Our executive officers include the Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers identified in the Summary Compensation Table for Fiscal Year 2008 on page 30, which we refer to as the Named Executive Officers. Mr. Myslenski retired as Executive Vice President effective May 2, 2008, but still qualifies as a Named Executive Officer based on his fiscal year 2008 compensation.

The objective of our executive compensation program is to encourage and reward performance that advances each of the three fundamental goals of the Win Strategy. The program is designed to:

•	align the financial interests of our executive officers and our shareholders by encouraging and rewarding performance that achieves significant financial and operational performance goals;

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encourage and reward our executive officers for experience, expertise, level of responsibility, seniority, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business;

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attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future;

•	offer compensation that keeps us competitive with companies that compete with us for talented employees and shareholder investment;

•

promote internal equity by allocating a greater proportion of the compensation for executive officers, as compared to other employees, to elements that are dependent on the performance of our business, and holding executive officers accountable for performance that falls short of expectations; and

•	maintain a level of flexibility sufficient to adjust for trends and changes in the continuously expanding and evolving global business and regulatory environment.

ADMINISTRATION, OVERSIGHT AND DETERMINATION OF EXECUTIVE COMPENSATION.

Human Resources and Compensation Committee.

The Human Resources and Compensation Committee of the Board of Directors, which we refer to as the Committee, consists of four directors. Each member of the Committee is independent as defined in the listing standards of the New York Stock Exchange, Inc. The responsibilities of the Committee are described in a written Human Resources and Compensation Committee Charter amended by the Board of Directors on April 16, 2007.

The Charter specifically describes the duties and responsibilities of the Committee with respect to the administration, oversight and determination of executive compensation. These duties and responsibilities include:

•	setting and reviewing the compensation of the Chief Executive Officer, and reviewing and approving the compensation programs for other executive officers;

•	reviewing and evaluating the performance of the Chief Executive Officer, and reviewing performance evaluations of other executive officers;

•	monitoring the operation and performance of the executive compensation program;

•	establishing the relevant performance goals of the Chief Executive Officer and determining whether they have been achieved; and

•	performing other duties and responsibilities assigned by the Board of Directors.

The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.

In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from the Board of Directors, the executive officers, executive compensation consultants and other resources, including recommendations from the Vice President—Human Resources. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions.

Board of Directors.

The Board of Directors approves all incentive compensation plans and equity-based plans reviewed and recommended by the Committee. The Board of Directors does not authorize or approve any other specific executive compensation matters. The Board of Directors oversees the Committee’s performance and reviews all material information relating to other executive compensation matters approved by the Committee. This oversight ensures that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

Executive Officers.

Executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance that advances the goals of the Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, the executive officers, other than the Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to the Chief Executive Officer.

The Chief Executive Officer similarly reviews and evaluates his direct reports, which include Mr. Pistell, Mr. Kashkoush, Mr. Banks and Mr. Barker, and which included Mr. Myslenski prior to his May 2, 2008 retirement. The Chief Executive Officer also reviews and evaluates the recommendations made with respect to all other executive officers and makes any modifications that he deems appropriate. The Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all executive officers other than himself.

The Chief Executive Officer, the Vice President—Human Resources and the Secretary attend all meetings of the Committee other than those relating to the performance or compensation of the Chief Executive Officer. The executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and attending to other executive compensation matters.

COMPENSATION CONSULTANTS AND BENCHMARKING.

The Committee annually reviews and evaluates our executive compensation program to verify that it provides reasonable compensation ranges at appropriate levels and remains competitive and effective. The Committee engages Towers, Perrin, Forster & Crosby, Inc., an independent human resources and compensation consulting firm, which we refer to as Towers Perrin, to assist the Committee in its review and evaluation.

Towers Perrin collects and analyzes proxy statement data and prepares market studies of base salaries, annual bonuses, long-term incentive compensation and total cash and direct compensation offered to executives of other multi-national diversified manufacturing companies, which we refer to as the Peer Group. The Committee regularly reviews and updates the Peer Group to make sure that it consists of companies which directly compete with us for talented employees and shareholder investment. The Peer Group for fiscal year 2008, which was the same as the Peer Group for fiscal year 2007, consisted of the following companies:

• Caterpillar Inc.	• Emerson Electric Co.	• Johnson Controls, Inc.
• Cooper Industries, Ltd.	• Flowserve Corporation	• Pall Corporation
• Cummins Inc.	• Goodrich Corporation	• Rockwell Automation, Inc.
• Danaher Corporation	• Honeywell International, Inc.	• SPX Corporation
• Deere & Company	• Illinois Tool Works Inc.	• Textron, Inc.
• Dover Corporation	• Ingersoll-Rand Company Limited
• Eaton Corporation	• ITT Industries, Inc.

Towers Perrin also reviews and analyzes market studies prepared by leading human resources and compensation consultants for other industrial companies, as well as proxy statement data for approximately 100 of the Fortune 500 companies with annual revenues between $7.5 billion and $12.5 billion.

Based on the data and market studies, Towers Perrin provides the Committee with a comprehensive annual review of total compensation for the Chief Executive Officer and base salaries, annual cash incentive compensation and long-term incentive compensation for other executive officers. Towers Perrin uses its annual review to advise the Committee with respect to the effectiveness and competitiveness of the executive compensation program. The Committee uses the annual review to establish competitive base salaries, annual cash incentive compensation and long-term incentive compensation.

Towers Perrin periodically interacts directly with management to gather information on proposals that management may make to the Committee and to better understand our executive compensation program and its objectives. Towers Perrin also periodically assists management in calculating payouts of incentive compensation and addressing other matters relating to executive compensation.

GENERAL POLICIES AND PRACTICES RELATING TO EXECUTIVE COMPENSATION.

General Categories of Executive Compensation.

Our executive compensation program offers the specific elements of compensation described in the “Elements of Executive Compensation” section beginning on page 13. Each specific element can be classified under one of the following general categories:

•	Base Salaries

•	Annual Cash Incentive Compensation

•	Long-Term Incentive Compensation

•	Employee Benefits

•	Executive Perquisites

The program is structured to offer a reasonable balance of cash and non-cash and short-term and long-term elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward contributions to the advancement of the Win Strategy.

Allocation of Executive Compensation.

The Committee seeks to provide base salaries, annual cash incentive compensation and long-term incentive compensation to each executive officer, and to all executive officers as a group, at approximately the median of the companies included in the Towers Perrin annual review. The Committee does not take into account Con-

verted RONA Bonuses, which we describe beginning on page 16, in measuring whether or not it meets this objective. The Committee seeks to provide a package of Converted RONA Bonuses, employee benefits and executive perquisites which is adequate to keep us competitive in attracting, retaining and motivating present and future executive officers.

When deciding whether to materially increase or decrease the amount of any element of compensation, the Committee evaluates the Towers Perrin annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior or other compensation in determining the levels of compensation paid to executive officers.

The Committee makes sure that executive officers, as compared to other employees, have a greater proportion of their total compensation allocated to elements that are based on long-term and short-term corporate performance. The Committee structures the program in this manner because executive officers have greater responsibility and influence over the performance of our business. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between short-term and long-term elements, cash and non-cash elements or different forms of non-cash elements. In practice, however, the Committee has taken the following approaches.

•

Allocation between short-term and long-term elements. The Committee uses the Towers Perrin annual review to set the total of each executive officer’s base salary and annual cash incentive compensation, other than Converted RONA Bonuses, at approximately the midpoint value of his or her comparable position within the companies included in the annual review. The Committee also uses the Towers Perrin annual review to set the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the companies included in the annual review.

•

Allocation between cash and non-cash elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is generally paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term appreciation of our stock price.

•

Allocation between different forms of non-cash elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to Stock Incentives, which we describe beginning on page 21, and 50% to LTI Awards, which we describe beginning on page 19. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock. The Committee generally tries to allocate half of the total target value to Stock Incentives and half to LTI Awards to avoid any appearance that the executive compensation program is a positive or negative indicator of current common stock value or anticipated common stock performance.

The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. The Committee does, however, provide only to operating group presidents Volume Incentive Bonuses, which we describe on page 18.

Accounting and Tax Considerations.

Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program. For example, FAS 123R, which results in recognition of compensation expense for Stock Incentives, and Section 409A of the Internal Revenue Code, which impacts deferred compensation arrangements, are considered as we evaluate the structure of and contemplate future changes to the program.

In addition, we try to structure the program to maximize our ability to deduct compensation payments for tax purposes. The Committee takes into account whether particular elements are “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) sets a limit of $1,000,000 on the amount we can deduct for compensation paid to each of the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Compensation that qualifies as “performance-based” compensation under Section 162(m) does not count toward the $1,000,000 limit.

Base salary does not qualify as “performance-based” compensation under Section 162(m). The Committee tries to make sure that annual cash incentive compensation and long-term incentive compensation qualify as fully deductible “performance-based” compensation under Section 162(m). At the 2005 Annual Meeting of Shareholders, the shareholders approved our Performance Bonus Plan. The Performance Bonus Plan is designed to ensure that annual cash incentive compensation and long-term incentive compensation awarded under the plan is “performance-based” compensation exempt from the $1,000,000 deduction limit under Section 162(m).

For fiscal year 2008, Converted RONA Bonuses did not qualify as “performance-based” compensation under Section 162(m) because they were awarded more than 90 days after the beginning of the fiscal year 2008 performance period. In future fiscal years, the Committee expects that Converted RONA Bonuses will qualify as “performance-based” compensation under Section 162(m).

POLICIES AND PRACTICES RELATING TO PERFORMANCE-BASED COMPENSATION.

General Policies and Practices.

To ensure that our executive compensation program meets its objective to drive and support the Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the performance-based elements of compensation within those categories are directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. The Committee uses performance-based elements to align the financial interests of our executive officers and our shareholders.

Stock Incentives provide a return to the recipient only if our stock price increases. Each other element of annual cash incentive compensation and long-term incentive compensation provides a return to the recipient only if we meet certain financial and operational performance goals. At the beginning of the applicable performance period, the Committee establishes the performance goals and the target payment amount or payment formula to be used upon achieving those goals. At the end of the period, the Committee determines whether or not the goals were achieved and the final payment amounts. The Committee reviews and evaluates the performance goals at least annually to ensure that they remain consistent with the objectives of the executive compensation program.

Committee Discretion.

Annual cash incentive compensation and long-term incentive compensation are generally structured to maximize their deductibility under Section 162(m) of the Internal Revenue Code. The Committee grants all LTI Awards under the Performance Bonus Plan because it is difficult to predict over a long-term period which executive officers will be covered by Section 162(m) and whether or not annual compensation to those executive officers in future years will exceed $1,000,000.

The Committee also grants Target Incentive Bonuses and RONA Bonuses under the Performance Bonus Plan to executive officers who may potentially be subject to Section 162(m), and then only to the extent that the Committee deems necessary to maximize their deductibility under Section 162(m). In fiscal year 2008, the Committee awarded Target Incentive Bonuses under the Performance Bonus Plan to Mr. Washkewicz, Mr. Pistell, Mr. Banks, Mr. Barker and Mr. Myslenski, and General RONA Bonuses, which we describe beginning on page 16, under the Performance Bonus Plan to Mr. Washkewicz, Mr. Pistell and Mr. Myslenski. The Committee did not award any Converted RONA Bonuses or Volume Incentive Bonuses under the Performance Bonus Plan in fiscal year 2008.

The Committee does not relax the pre-determined performance goals and generally does not increase the amount of any performance-based compensation following the grant date. The Committee can, however, increase the amount of any award of annual cash incentive compensation made outside of the Performance Bonus Plan if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards. The Committee has historically exercised this discretion only with respect to General RONA Bonuses. The Committee exercises this discretion to encourage our employees to engage in activities and initiatives that drive and support the Win Strategy but have an adverse impact on General RONA Bonuses, such as significant restructuring initiatives.

The Committee can reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation other than Stock Incentives made outside of the Performance Bonus Plan. The Committee also can reduce the amount of any award made under the Performance Bonus Plan as long as the award would continue to qualify as “performance-based” compensation under Section 162(m). The Committee retains this discretion for the following purposes:

•	to ensure greater control over final performance-based compensation amounts based on its assessment of our overall financial performance;

•	to preserve the integrity and deductibility of payments and ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and

•	to avoid inappropriately rewarding or penalizing executive officers based on events or circumstances that were not expected at the beginning of the performance period.

The Committee has historically exercised this discretion only with respect to General RONA Bonuses awarded under the Performance Bonus Plan to the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President—Sales, Marketing and Operations Support, which we refer to as the Office of the Chief Executive. At the beginning of the year, the Committee determines for each member of the Office of the Chief Executive a target General RONA Bonus that is large enough to ensure that we meet our objectives for annual cash incentive compensation and, at the same time, preserve the ability of the Committee to exercise its discretion to reduce the amount of the award to an appropriate level as compared to the final amounts paid to executive officers who are awarded General RONA Bonuses outside the Performance Bonus Plan.

STOCK OWNERSHIP GUIDELINES.

In August 1996, the Committee recommended and our Board of Directors adopted stock ownership guidelines to further align the financial interests of our executive officers, directors and shareholders by encouraging the accumulation and retention of our common stock by directors and executive officers. On August 15, 2007, the Committee increased the guidelines for our executive officers. The current guidelines for our directors and executive officers are as follows:

Participants	Guidelines
Chief Executive Officer	Five times annual base salary
Executive or Senior Vice Presidents	Three times annual base salary
Other executive officers	Two times annual base salary
Non-management directors	Four times annual retainer

To accommodate for the increases, the Committee also extended the recommended time period for achieving compliance with the guidelines to June 30, 2012 for all individuals who were serving as executive officers on August 15, 2007. For all other executive officers and all non-management directors, the recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Committee reviews share ownership information with the Chief Executive Officer in August of each year to ensure compliance with the guidelines. As of June 30, 2008, all executive officers and directors in their positions for at least five years were in compliance with the guidelines.

We also maintain an insider trading policy which, among other things, prohibits the hedging of stock ownership positions by executive officers.

ELEMENTS OF EXECUTIVE COMPENSATION.

Our executive compensation program provides the Named Executive Officers with the elements of compensation described below. All of these elements are designed to work together to contribute to our continuing effort to achieve top-quartile performance among our peers and increase our stock price by adhering to the goals of the Win Strategy.

Base Salaries.

Each of the Named Executive Officers receives an annual base salary, paid monthly, as compensation for services rendered during the fiscal year. Base salaries encourage and reward attainment of individual performance goals established during the annual performance review process. Base salaries recognize experience, expertise, level of responsibility, seniority, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business. We also use base salaries to ensure that the executive compensation program remains competitive to attract, retain and motivate the highly-talented and ethical individuals necessary to advance the goals of the Win Strategy.

The Committee establishes a base salary range for each Named Executive Officer by using the Towers Perrin annual review to analyze base salaries of persons holding comparable positions within the companies included in the Towers Perrin annual review. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review, and compares the amount to the applicable market range to make sure that it is reasonable. The Committee may also increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews. The Committee generally tries to target base salary amounts at approximately the median of the companies included in the Towers Perrin annual review.

During fiscal year 2008, the Named Executive Officers received the base salaries included in the “Salary” column of the Summary Compensation Table for Fiscal Year 2008 on page 30. Those amounts reflect the following percentage increases in base salaries of the Named Executive Officers at the end of fiscal year 2008 as compared to their base salaries at the end of fiscal year 2007:

Named Executive Officer	Percentage Increase in Base Salary
Donald E. Washkewicz*	0.00%
Timothy K. Pistell	4.19%
Marwan M. Kashkoush**	11.91%
Lee C. Banks	4.58%
Robert P. Barker	4.89%
John D. Myslenski	4.24%

*	The Committee did not increase the base salary for Mr. Washkewicz in fiscal year 2008. The Committee instead granted additional General RONA Bonus shares to Mr. Washkewicz at the beginning of fiscal year 2008 in an effort to place a higher percentage of his total compensation “at risk” and subject to fluctuation based on our financial performance.
**	Mr. Kashkoush received a percentage increase of 4.29% at the beginning of fiscal year 2008, with the remainder of his increase being awarded on December 7, 2007 due to his October 24, 2007 promotion from Vice President—Worldwide Sales and Marketing to Executive Vice President—Sales, Marketing and Operations Support.

Annual Cash Incentive Compensation.

The Named Executive Officers are eligible to receive annual cash incentive compensation based on pre-determined financial and growth objectives relating to free cash flow, return on net assets and revenue growth. This category of compensation consists of four specific elements, which we refer to as Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses and Volume Incentive Bonuses. All of the Named Executive Officers are eligible to receive Target Incentive Bonuses, General RONA Bonuses and Converted RONA Bonuses. The only executive officers who are eligible to receive Volume Incentive Bonuses are our operating group presidents, other than Mr. Barker, as described on page 18.

The Committee allocates a significant portion of the total compensation for executive officers to annual cash incentive compensation, which is wholly dependent on achieving pre-determined financial and operational goals. For fiscal year 2008, for example, the Committee targeted General RONA Bonuses and Target Incentive Bonuses to represent 122% of base salary for the Chief Executive Officer, 48-68% of base salary for the Chief Financial Officer, the Executive Vice President—Sales, Marketing and Operations Support, and other executive officers with operational profit and loss responsibility, and 36-59% of base salary for all other executive officers. The following table reflects the target percentage of base salary represented by Target Incentive Bonuses and General RONA Bonuses for each Named Executive Officer in fiscal year 2008:

Named Executive Officer	Target Percentage of Base Salary— Target Incentive Bonuses and General RONA Bonuses
Donald E. Washkewicz	122%
Timothy K. Pistell	68%
Marwan M. Kashkoush*	61%
Lee C. Banks	64%
Robert P. Barker	61%
John D. Myslenski	68%

*	For Mr. Kashkoush, the target percentage of base salary represented by his Target Incentive Bonus and General RONA Bonus was 39% at the beginning of fiscal year 2008. This target percentage increased to 61% on December 7, 2007, which was the date on which the Committee adjusted Mr. Kashkoush’s base salary and annual cash incentive compensation to account for his October 24, 2007 promotion from Vice President—Worldwide Sales and Marketing to Executive Vice President—Sales, Marketing and Operations Support.

The Committee pre-determines the performance measures applicable to each element by analyzing our annual goals and objectives for each performance measure and, for Target Incentive Bonuses, the Towers Perrin annual review. The Committee directly and materially links annual cash incentive compensation to performance that drives and supports the Win Strategy.

Target Incentive Bonuses.

During fiscal year 2008, the Named Executive Officers received annual cash incentive compensation based on our free cash flow margin, which we refer to as Target Incentive Bonuses. Free cash flow margin is calculated as the percentage of sales represented by actual operating cash flow less capital expenditures, excluding discretionary pension contributions made during the fiscal year.

The Committee identified free cash flow margin as a performance measure critical to the financial performance and profitable growth goals of the Win Strategy. Maximizing free cash flow allows us to continue to pay annual dividends, acquire our outstanding shares to prevent shareholder dilution caused by Stock Incentives, and reinvest in our business by funding innovation and financing growth through acquisitions of businesses and technologies. Target Incentive Bonuses encourage executive officers to maximize free cash flow by increasing net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable and limiting capital expenditures. We have also identified a strong correlation between increases in free cash flow and increases in operating earnings.

During the first quarter of fiscal year 2008, the Committee set the following target awards for each of the Named Executive Officers after evaluating our annual plan for free cash flow margin and comparing the plan to the historical performance of the Peer Group to ensure its reasonableness:

Named Executive Officer	Target Awards—Target Incentive Bonuses
Donald E. Washkewicz	$600,000
Timothy K. Pistell	$210,000
Marwan M. Kashkoush*	$ 90,000
Lee C. Banks	$120,000
Robert P. Barker	$100,000
John D. Myslenski	$225,000

*	Mr. Kashkoush received a target award of $60,000 at the beginning of fiscal year 2008, with the remainder of his award being granted on December 7, 2007 due to his October 24, 2007 promotion from Vice President—Worldwide Sales and Marketing to Executive Vice President—Sales, Marketing and Operations Support.

The Committee developed the following table to illustrate how final Target Incentive Bonus amounts would be calculated at the end of fiscal year 2008:

FY08 Free Cash Flow Margin:	Less than 3%	3%	4%	5%	6%	7%	8%	Greater than or equal to 9%
Payout %	0%	25%	50%	75%	100%	133%	167%	200%

This table illustrates that each recipient of a Target Incentive Bonus would receive a year-end payout of 100% of his or her target award if our free cash flow margin for fiscal year 2008 was 6%, and a maximum payout of 200% of his or her target award if our free cash flow margin was greater than or equal to 9%. This table also illustrates that no Target Incentive Bonuses would be paid if our free cash flow margin for fiscal year 2008 was less than 3%. The payouts are calculated on a sliding-scale basis using this table. For example, a free cash flow margin of 6.5% would result in a payout of 116.67% of the applicable target award.

The Committee designed the Target Incentive Bonuses to reward executive officers directly for performance in relation to our fiscal year 2008 annual plan and against the Peer Group. The Committee determined that a 6% free cash flow margin would meet our fiscal year 2008 annual plan. The Committee also estimated that 3%, 6% and 9% margins would represent bottom-quartile, median and top-quartile free cash flow margin results, respectively, within the Peer Group during fiscal year 2008.

Our actual free cash flow margin for fiscal year 2008 was 8.50%. As a result, each of the Named Executive Officers received 183.33% of his target award, as included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2008 on page 30. Target Incentive Bonuses are paid in one lump sum in August for each executive officer whose Target Incentive Bonus is awarded under the Performance Bonus Plan, and are paid in three installments in March, June and August for all other executive officers. The March and June payments are estimated based on year-to-date results and the August payment represents the balance of the Target Incentive Bonus payable based on the actual results for the entire fiscal year. All payments are made in cash, except that the August payment may, at the election of the recipient, be deferred as a credit to the recipient’s account under the Executive Deferral Plan, which we describe on page 25.

General RONA Bonuses and Converted RONA Bonuses.

During fiscal year 2008, each of the Named Executive Officers received annual cash incentive compensation, which we refer to as General RONA Bonuses and Converted RONA Bonuses. The Committee awards General RONA Bonuses to our executive officers based on our annual plan for return on net assets, and awards Converted RONA Bonuses to our executive officers in place of certain executive perquisites that were eliminated by the Committee effective January 1, 2008. The performance measure used to determine the amount of the payouts on Converted RONA Bonuses is the return on average net assets for all of our divisions. The performance measures used to determine the amount of the payouts on General RONA Bonuses are as follows:

•	for the members of the Office of the Chief Executive, return on consolidated net assets;

•	for operating group presidents other than Mr. Barker, the return on average division net assets for the divisions in his or her operating group; and

•	for Mr. Barker and all other executive officers, return on average net assets for all divisions.

Return on net assets is calculated by dividing earnings (segment operating income for the fiscal year) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each quarter of the fiscal year).

The Committee identified return on net assets as a performance measure critical to the financial performance and profitable growth goals of the Win Strategy. The Committee uses General RONA Bonuses and Converted RONA Bonuses to encourage executive officers and other employees to increase segment revenues and control net average assets by reducing investments in assets and increasing efficiency in managing those investments. In addition, General RONA Bonuses and Converted RONA Bonuses encourage executive officers and other employees to increase sales and to reduce materials handling and other costs associated with excess inventory levels by taking profit margins, asset turnover and outside leveraging into account in measuring overall performance. The Committee also believes that offering Converted RONA Bonuses in lieu of certain eliminated executive perquisites is appropriate to keep us competitive in attracting, retaining and motivating present and future executive officers.

General RONA Bonuses are paid in one lump sum in August for each executive officer whose General RONA Bonus is awarded under the Performance Bonus Plan, and are paid in four installments in October, January, April and August for all other executive officers. Converted RONA Bonuses for fiscal year 2008 were paid in one lump sum in August 2008 to Mr. Washkewicz, Mr. Pistell and Mr. Myslenski, and were paid in two installments in April 2008 and August 2008 to all other executive officers. Each installment is based on actual year-to-date results. We hold back 25% of the year-end estimate from each installment other than the August payments to ensure that we have the flexibility to reconcile the August payments to final year-end results. All payments are made in cash, except that General RONA Bonus payments made in August may, at the election of the recipient, be deferred as a credit to the recipient’s Executive Deferral Plan account.

Converted RONA Bonus payments are not eligible for deferral under the Executive Deferral Plan, the Retirement Savings Plan described on page 23 or the Savings Restoration Plan described on page 24. Converted RONA Bonuses are also not considered in calculating benefits under the Pension Plan described on page 22, the Pension Restoration Plan described on page 25, the Supplemental Retirement Program described on page 25, the Executive Long-Term Disability Plan described on page 26 and the Change in Control Agreements described on page 26. The Committee determined that it would not be appropriate to allow Converted RONA Bonuses to be deferred under those plans or considered in those calculations because they are awarded in place of executive perquisites which, traditionally, have not been used or taken into account for those purposes.

The Committee calculates General RONA Bonuses and Converted RONA Bonuses at each payment date as follows:

•

The applicable return on net assets is calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each applicable quarter-end to date).

•	The multiple is calculated as follows:

•	For that portion of the applicable return on net assets which is less than or equal to 35%, the multiple is 1% for every 5.6% of return on net assets.

•	For that portion of return on net assets in excess of 35%, the multiple is 1% for every 11.2% of the excess.

•

For General RONA Bonuses, the amount of the payout is calculated by multiplying the number of General RONA Bonus shares awarded to the recipient by the multiple, and multiplying that total by the recipient’s base salary for the fiscal year.

•

For Converted RONA Bonuses, the amount of the payout is calculated by multiplying the number of Converted RONA Bonus shares awarded to the recipient by the multiple, and multiplying that total by the midpoint of the recipient’s base salary range by comparable position within the companies included in the Towers Perrin annual review.

In fiscal year 2008, all Converted RONA Bonus payments were reduced by 50% because Converted RONA Bonuses were awarded after the end of the second quarter on January 1, 2008.

During the first quarter of fiscal year 2008, the Committee awarded to each of the Named Executive Officers the following number of General RONA Bonus shares based on the following General RONA Bonus target amounts after evaluating our annual plan for returns on net assets:

Named Executive Officer	General RONA Bonus Shares	General RONA Bonus Target Amount
Donald E. Washkewicz	28	$808,500
Timothy K. Pistell	14	$226,100
Marwan M. Kashkoush*	8	$188,000
Lee C. Banks	8	$200,800
Robert P. Barker	8	$188,800
John D. Myslenski	14	$240,800

*

Mr. Kashkoush received five General RONA Bonus shares representing a General RONA Bonus target amount of $109,500 at the beginning of fiscal year 2008, with the remainder of his General RONA Bonus shares being awarded on

December 7, 2007 due to his October 24, 2007 promotion from Vice President—Worldwide Sales and Marketing to Executive Vice President—Sales, Marketing and Operations Support.

Effective January 1, 2008, the Committee eliminated certain executive perquisites from our executive compensation program and awarded Converted RONA Bonuses to our executive officers in place of those perquisites. Specifically, the Committee eliminated the following executive perquisites and calculated the following target values based on the average historical cost of each eliminated perquisite:

Executive Perquisite	Target Value—Chief Executive Officer	Target Value—Other Executive Officers
Health and fitness clubs	$ 1,000	$ 1,000
Financial planning, tax preparation and estate planning	$10,500	$10,500
Home security	$ 2,000	$ 2,000
Monthly dues and tax gross-ups (private clubs)	$43,200	$20,000*
Tax gross-ups (spousal travel)	$16,000	$ 8,000
TOTAL:	$72,700	$41,500

*	This amount represents a “per-club” amount. If, for example, an executive officer belongs to two private clubs in accordance with our policy on private club memberships, this amount would be $40,000 for that executive officer.

The Committee then estimated the number of Converted RONA Bonus shares to be awarded by converting the above target values into a target number of Converted RONA Bonus shares based on a target payout per Converted RONA Bonus share of 5% of the midpoint of each executive officer’s base salary range by comparable position within the companies included in the Towers Perrin annual review. This calculation resulted in the Committee awarding to each of the Named Executive Officers the following number of Converted RONA Bonus shares based on the following Converted RONA Bonus target amounts:

Named Executive Officer	Converted RONA Bonus Shares	Converted RONA Bonus Target Amount
Donald E. Washkewicz	1.30	$74,750
Timothy K. Pistell	2.00	$60,000
Marwan M. Kashkoush	1.60	$40,000
Lee C. Banks	1.60	$40,000
Robert P. Barker	1.60	$40,000
John D. Myslenski	2.00	$60,000

During fiscal year 2008, each of the Named Executive Officers received the General RONA Bonuses and Converted RONA Bonuses included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2008 on page 30. On August 13, 2008, the Committee compared the original General RONA Bonus amounts awarded to the members of the Office of the Chief Executive at the beginning of fiscal year 2008 with the final amounts paid to the other executive officers. Based on that comparison, the Committee determined that it would be appropriate to reduce the final General RONA Bonus amounts awarded to Mr. Washkewicz, Mr. Pistell and Mr. Myslenski by 15.44%. The amounts reported in the table represent the final amounts paid to Mr. Washkewicz, Mr. Pistell, Mr. Myslenski and the other Named Executive Officers following that exercise of discretion.

Volume Incentive Bonuses.

During fiscal year 2008, each of our operating group presidents other than Mr. Barker received additional annual cash incentive compensation under our Volume Incentive Plan, which we refer to as Volume Incentive Bonuses. In fiscal year 2007, we determined that Mr. Barker was no longer eligible to receive Volume Incentive Bonuses due to his promotion to Senior Vice President and Operating Officer.

Volume Incentive Bonuses encourage our operating group presidents and other participants to maximize sales growth within their operating groups internally and through acquisitions. Based on our continued focus on increased market share, returns on invested capital and price-earnings multiples, the Committee identified sales growth as a performance measure critical to advance the financial performance and profitable growth goals of the Win Strategy. The Committee uses Volume Incentive Bonuses to reward participants for performance that exceeds our annual sales growth goals. Volume Incentive Bonuses are only available if sales growth within the applicable operating group exceeds our annual goal of 10% sales growth for that operating group.

Each operating group president receives a Volume Incentive Bonus equal to 1% of base salary for each 1% of sales by which his or her operating group exceeds its sales for the prior year by between 10% and 15%, and 2% of base salary for each 1% of sales by which his or her operating group exceeds its sales for the prior year by more than 15%. Volume Incentive Bonuses are capped at an overall maximum of 15% of base salary. Volume Incentive Bonuses are paid in cash and in one lump sum in August.

Mr. Barker is the only Named Executive Officer who served as an operating group president during fiscal year 2008. Based on the fact that Mr. Barker is no longer eligible to accrue Volume Incentive Bonuses, none of the Named Executive Officers received a Volume Incentive Bonus in fiscal year 2008.

Long-Term Incentive Compensation.

The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive awards, which we refer to as LTI Awards, and stock options with tandem stock appreciation rights, which we refer to as Stock Incentives. The target amounts of LTI Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the companies included in the Towers Perrin annual review.

LTI Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of the Win Strategy over the long-term. LTI Award payouts are based on a comparison of our performance against the Peer Group in certain annual revenues, earnings and return on invested capital results over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a long-term vesting period. LTI Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

LTI Awards and Stock Incentives are granted to eligible employees on an annual basis at the first meeting of the Committee following our public earnings release for the fourth-quarter of the preceding fiscal year. This meeting is typically held in August of each year and is scheduled at least one year in advance. The only exceptions to this practice are that pro-rated LTI Awards are granted to individuals who become executive officers, are promoted to new executive officer positions or are given increased responsibilities during a performance period, and reload grants of Stock Incentives occur automatically upon certain exercises of Stock Incentives. For example, as previously disclosed in our Compensation Discussion and Analysis for fiscal year 2007, on August 15, 2007 the Committee granted Mr. Pistell a pro rata adjustment to his LTI Awards for the fiscal year 2006-07-08 and 2007-08-09 performance periods due to an overall increase in his day-to-day responsibilities and a corresponding increase in his base salary. Specifically, the Committee adjusted the original awards to Mr. Pistell of 7,925 target LTI Award restricted shares at the beginning of fiscal year 2006 and 8,650 target LTI Award restricted shares at the beginning of fiscal year 2007 to 9,050 and 10,500 target LTI Award restricted shares, respectively.

The Committee does not grant LTI Awards or Stock Incentives to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock. Similarly, the Committee does not time the release of material non-public information based on Stock Incentive grant dates.

LTI Awards.

Each of the Named Executive Officers received a target LTI Award of restricted shares during the first quarter of fiscal year 2008. The actual LTI Award payouts will be calculated following the three-year performance period ending June 30, 2010 by comparing our compound annual revenue growth, compound annual growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results for all members of the Peer Group during that period.

The Committee has identified long-term revenue growth, earnings per share growth and returns on invested capital as performance measures critical to the financial performance and profitable growth goals of the Win

Strategy. The Committee uses LTI Awards to encourage executive officers to maximize those measures by providing on-time delivery of quality products, value-added services and systems, strategic procurement of goods and services, lean operations, strategic pricing, product innovation and strong distribution.

During the first quarter of fiscal year 2008, the Committee established weights of 20% for compound annual revenue growth, 40% for compound annual growth in fully diluted earnings per share from continuing operations and 40% for average return on invested capital from continuing operations for the fiscal year 2008-09-10 performance period. The Committee determined that higher weights for the earnings per share and return on invested capital measures would allow the more profitable growth measures to have a greater impact on LTI Award payouts. The Committee granted to each of the Named Executive Officers the following target LTI Award based on the following target LTI Award values, which the Committee determined to be competitive compared to similar long-term incentive compensation offered within the companies included in the Towers Perrin annual review:

Named Executive Officer	Target LTI Award Restricted Shares	Target LTI Award Values
Donald E. Washkewicz	55,500	$ 2,925,000
Timothy K. Pistell	16,800	$ 855,000
Marwan M. Kashkoush*	10,113	$ 529,667
Lee C. Banks	10,500	$ 550,000
Robert P. Barker	10,500	$ 550,000
John D. Myslenski	16,800	$ 855,000

*	Mr. Kashkoush received a grant of 5,850 target LTI Award restricted shares with a target LTI Award value of $306,000 at the beginning of fiscal year 2008, with his target amount being increased on December 7, 2007 due to his October 24, 2007 promotion from Vice President—Worldwide Sales and Marketing to Executive Vice President—Sales, Marketing and Operations Support. Mr. Kashkoush’s target LTI Award restricted shares for the fiscal year 2006-07-08 and 2007-08-09 performance periods were also increased from 5,700 to 6,792 and 5,925 to 8,843, respectively, due to his promotion.

The target LTI Award restricted shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 33. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2008 on page 30 includes the Financial Accounting Standards Board Statement No. 123(R) expense that we recognized for these awards in fiscal year 2008.

The Committee developed the following table to illustrate how final LTI Award payouts would be calculated at the end of fiscal year 2010:

Peer Group Percentile Rank:	Less than or equal to 35	42.5	50	62.5	Greater than or equal to 75
Payout %	0%	50%	100%	150%	200%

At the end of fiscal year 2010, the Committee will determine our percentile rank as compared to the Peer Group for each of the three performance measures. Using this table, the Committee will calculate the portion of the target LTI Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTI Award payout for the fiscal year 2008-09-10 performance period. This table illustrates that LTI Award participants will receive the maximum payout of 200% of the applicable target LTI Award value if we rank at or above the 75th percentile among the Peer Group in the aggregate based on all three performance measures, and will receive no payout if we rank at or below the 35th percentile in the aggregate based on all three performance measures. LTI Awards are paid after the end of the applicable three-year performance period in restricted shares or, at the election of the recipient, as a contribution to the recipient’s Executive Deferral Plan account. LTI Awards may also be paid in cash if the recipient is retired and did not elect to participate in the Executive Deferral Plan. The restricted shares have a three-year vesting period and entitle the holder to receive non-refundable dividends and vote the shares during that vesting period. The amount of any Executive Deferral Plan contribution will be the number of restricted shares earned multiplied by the closing price of our common stock on June 30, 2010.

The Committee designed LTI Awards to reward executive officers directly in relation to our long-term performance against the Peer Group. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance at or below the 35th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group.

In addition, each of the Named Executive Officers received a payout under LTI Awards granted in fiscal year 2006 for the three-year performance period ended June 30, 2008. The Committee determined that we achieved the following percentile rankings among the Peer Group with respect to the LTI Award performance measures for that performance period:

Performance Measure	Result	Percentile Rank**
Compound annual revenue growth	13.92%	81st
Compound annual growth in fully diluted EPS*	19.38%	23rd
Average return on invested capital*	21.11%	72nd

*	Unlike the performance measures described above for the fiscal year 2008-09-10 performance period, the compound annual growth in fully diluted earnings per share and average return on invested capital performance measures for the fiscal year 2006-07-08 performance period shown in this table include discontinued operations.
**	Unlike the Peer Group percentile ranks described above for the fiscal year 2008-09-10 performance period, payouts of 50%, 100% or 150% of the applicable target LTI Award value for the fiscal year 2006-07-08 performance period shown in this table, as well as for the fiscal year 2007-08-09 performance period, require Peer Group percentile ranks of 45th, 55th and 65th, respectively.

As a result, each of the Named Executive Officers received the LTI payout in fiscal year 2008 included in the “Stock Awards—Number of Shares or Units of Stock That Have Not Vested” column of the Outstanding Equity Awards at June 30, 2008 table on page 36. Each payment represents a total payout of 113.88% of the target LTI Award values for the three-year performance period ended June 30, 2008.

As previously disclosed in our Compensation Discussion and Analysis for fiscal year 2007, on August 15, 2007 the Committee approved the vesting of Mr. Myslenski in all of his outstanding LTI Awards effective as of his May 2, 2008 retirement. Mr. Myslenski, who was age 57 at the time of his retirement, would have received immediate vesting in his LTI Awards if he retired after age 60. The Committee approved this early vesting in connection with Mr. Myslenski’s service as a senior executive officer because he was identified by the Committee as an essential contributor to our efforts to drive and support the Win Strategy.

Stock Incentives.

Each of the Named Executive Officers received Stock Incentives under our 2003 Stock Incentive Plan during the first quarter of fiscal year 2008. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of the Win Strategy and make other contributions to maximize our stock price.

The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value (adjusted for risk of non-vesting) into the number of Stock Incentives to be granted. The Committee uses the Towers Perrin annual review to set the target dollar values at the median of similar compensation offered within the companies included in the Towers Perrin annual review. The following table shows the Black-Scholes Value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2008:

Named Executive Officer	Black-Scholes Target Value	Fiscal Year 2008 Stock Incentive Grants (# of Underlying Shares)
Donald E. Washkewicz	$2,925,000	155,250
Timothy K. Pistell	$ 855,000	48,450
Marwan M. Kashkoush	$ 306,000	17,400
Lee C. Banks	$ 550,000	29,700
Robert P. Barker	$ 550,000	29,700
John D. Myslenski	$ 855,000	48,450

The fiscal year 2008 Stock Incentive grants shown in this table are also included in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 33 and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2008 table on page 36. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2008 on page 30 includes the Financial Accounting Standards Board Statement No. 123(R) expense that we recognized for these awards in fiscal year 2008.

As required by the terms of our 2003 Stock Incentive Plan, all Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzes the terms of our 2003 Stock Incentive Plan and the Towers Perrin annual review to establish all other terms of Stock Incentives. Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. Upon vesting, the holder may exercise all or any portion of the award as either a stock option or a stock appreciation right, but not both. When vested, each option entitles the holder to purchase the shares underlying the option at the grant price. When vested, each stock appreciation right entitles the holder to receive the increase in value of one common share from the grant date to the date of exercise.

Upon exercise of options or stock appreciation rights, common shares are issued directly to the holder. The appreciation in stock appreciation rights is calculated by subtracting the grant price from the fair market value of the common shares on the day prior to the date of exercise, and multiplying the result by the number of stock appreciation rights exercised. The number of common shares to be issued is determined by dividing that appreciation by the closing price of the common shares on the day prior to the date of exercise.

If an executive officer exercises a Stock Incentive as an option by surrendering shares to satisfy the exercise price, the executive officer will receive a reload grant of stock appreciation rights to restore the appreciation lost on the shares that were surrendered to pay the option cost. The number of stock appreciation rights granted is equal to the number of shares surrendered. The reload grant has the same expiration date as the underlying grant. The reload grant price is equal to the closing stock price of our common stock on the date of exercise of the underlying grant. The reload grant vests one year from the date of exercise if the executive officer remains employed with us and retains ownership of the shares received from the exercise for one year, less shares surrendered or sold to pay income taxes. Grants of stock options or stock appreciation rights made prior to the executive officer’s appointment as an executive officer do not offer these reload grants.

During fiscal year 2008, certain Named Executive Officers exercised Stock Incentives previously granted under our 2003 Stock Incentive Plan and 1993 Stock Incentive Program, which are included in the “Option Awards—Number of Shares Acquired on Exercise” column of the Option Exercises and Stock Vested for Fiscal Year 2008 table on page 39.

Employee Benefits.

The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reflect experience, expertise, level of responsibility, longevity and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other employees necessary to advance the goals of the Win Strategy.

Qualified Benefit Plans.

During fiscal year 2008, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:

•	The Parker-Hannifin Consolidated Pension Plan, which we refer to as the Pension Plan; and

•	The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.

The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004 participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The calculation of the minimum benefit and final average pay amounts can be summarized as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.
Final Average Pay Amount:

•     0.75% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•     1.36% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•     0.50% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses, multiplied by years of service in excess of 35 up to a maximum of 5 years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004 were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004 were not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers other than Mr. Kashkoush elected to remain in and continue to accrue benefits under the Pension Plan. Mr. Kashkoush elected to terminate his participation in the Pension Plan and maintain a retirement income account under the Retirement Savings Plan. All benefits accrued by Mr. Kashkoush and the other employees who elected to terminate participation in the Pension Plan were frozen as of June 30, 2004. Those employees initiated their retirement income accounts on July 1, 2004. The Committee does not grant extra years of credited service under the Pension Plan, and we do not have any policy that allows us to do so.

The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. employees are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Converted RONA Bonuses are not eligible for deferral under the Retirement Savings Plan. We provide to each participant a matching contribution of 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed. As described above, certain participants also maintain a retirement income account within the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $225,000 per year) determined based on age and length of service. These contributions range from 0.5% to 6% of the participant’s compensation which does not exceed that limit. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2008 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2008 on page 30.

Non-Qualified Benefit Plans.

During fiscal year 2008, the Named Executive Officers participated in the following non-qualified benefit plans and programs:

•	The Parker Hannifin Savings Restoration Plan, which we refer to as the Savings Restoration Plan;

•	The Parker Hannifin Executive Deferral Plan, which we refer to as the Executive Deferral Plan;

•	The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan; and

•	The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program.

The Savings Restoration Plan is available to employees who earn base salaries in excess of $130,000 per year and who are otherwise eligible to participate in the plan. The Savings Restoration Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Savings Restoration Plan allows executive officers to defer a portion of their pre-tax compensation and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. Converted RONA Bonuses are not eligible for deferral under the Savings Restoration Plan. Each Named Executive Officer may annually defer to his or her Savings Restoration Plan account any portion of the compensation that he cannot defer under the Retirement Savings Plan due to the statutory limit, other than Converted RONA Bonuses, up to the greater of 20% of base pay or $25,000. We provide to each participant a matching contribution of common stock equal to 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed, reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. We also take into account the matching contributions made under the Retirement Savings Plan to ensure that the maximum match under both plans does not exceed $17,000. In addition, certain participants also maintain a separate retirement income account within the Savings Restoration Plan similar to the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions range from 0.5% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions are made under the Savings Restoration Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances. Account balances are paid out upon any of the following events as follows:

Retirement:	Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the first payment for up to five years following retirement or until age 70, whichever is earlier. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.
Termination Before Retirement:	Balances accruing prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.
Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid upon termination in the same manner as if he or she retired.
Withdrawals During Employment:	Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.
Death:	Balances are distributed to the participant’s beneficiary in a lump sum.
Change in Control:	Balances accruing prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum or, at our election, in installment payments made over a three year period.

Our matching contributions made under the Savings Restoration Plan for the Named Executive Officers during fiscal year 2008 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2008 on page 30. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan during fiscal year 2008 are included in the Nonqualified Deferred Compensation for Fiscal Year 2008 table on page 41.

The Executive Deferral Plan is available to executive officers and certain other key employees. The Executive Deferral Plan provides executive officers with an opportunity to defer a portion of their compensation (in addition to that deferred under the Retirement Savings Plan and the Savings Restoration Plan) on a pre-tax basis, including annual cash incentive compensation and LTI Award payouts, and to accumulate tax-deferred earnings on the deferrals. Converted RONA Bonuses are not eligible for deferral under the Executive Deferral Plan. Each executive may defer to his or her account up to 80% of base salary, 80% of General RONA Bonuses paid in August and Target Incentive Bonuses paid in August and 100% of LTI Award payouts. Similar to the Savings Restoration Plan, all deferrals are made under the Executive Deferral Plan by accounting entry rather than any physical exchange of cash. Participants also accrue earnings on an accounting-entry basis based on the performance of various investment fund choices. Participants are our unsecured creditors for their respective account balances. Account balances are paid out upon the same events and in the same manner as account balances under the Savings Restoration Plan, except for distributions made upon a change in control. In that case, balances are distributed to the participant or the participant’s beneficiary in a lump sum. Prior to distribution, the balances are increased to reflect any “gross-up” amount necessary to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2008 are included in the Nonqualified Deferred Compensation for Fiscal Year 2008 table on page 41.

The Pension Restoration Plan is available to all individuals who participate in the Pension Plan and Savings Restoration Plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pension Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist. Similar to the Pension Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Pension Restoration Plan.

The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 10 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. Similar to the Pension Plan and the Pension Restoration Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Supplemental Retirement Program. Volume Incentive Bonuses, LTI Awards and Stock Incentives are also not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a participant must have at least 10 years of service. During fiscal year 2007, the Finance Committee of the Board of Directors adopted an amendment to the Pension Plan which allows us to shift some of our obligations under the Supplemental Retirement Program to the Pension Plan. Under the amendment, as participants vest under the Supplemental Retirement Program, their Pension Plan formulas will be modified to shift a portion of their benefits from the Supplemental Retirement Program to the Pension Plan (up to the limits established by statute and under the Pension Plan). We incurred no additional cost or liability and participants receive no additional value under the Supplemental Retirement Program as a result of the amendment. We and the participants do, however, receive various tax benefits as a result of the amendment.

As previously disclosed in our Compensation Discussion and Analysis for fiscal year 2007, on August 15, 2007 the Committee approved the vesting of Mr. Myslenski as a participant in the Supplemental Retirement Program effective as of his May 2, 2008 retirement. Mr. Myslenski, who was age 57 at the time of his retirement, was scheduled to vest in the Supplemental Retirement Program at age 60. The Committee approved this early vesting in connection with Mr. Myslenski’s service as a senior executive officer because he was identified by the Committee as an essential contributor to our efforts to drive and support the Win Strategy. Mr. Myslenski’s benefits under the Supplemental Retirement Program will be adjusted for early retirement in accordance with the terms of the program. A significant portion of our obligations under the Supplemental Retirement Program resulting from this early vesting was shifted to the Pension Plan at no additional cost to us to ensure that we maximize all available tax benefits.

Health and Welfare Benefits.

The Named Executive Officers participated in various health and welfare programs generally available to all employees during fiscal year 2008. The Named Executive Officers also participated in our Officer Life Insurance Plan and Executive Long-Term Disability Plan.

Under the Officer Life Insurance Plan, we pay all required premiums for life insurance on executive officers who were participants prior to January 1, 2008, which includes the Named Executive Officers, for the longer of 10 years or until the executive officer reaches age 65. The premiums are designed to allow for accumulation of cash surrender values sufficient to fund the policies during retirement up to age 95, assuming that the participant invests only in the policy’s fixed income account, and to maintain death benefits equal to:

•	five times base salary during employment and two times final base salary after retirement at age 65 for the Chief Executive Officer;

•	four times base salary during employment and two times final base salary after retirement at age 65 for the other members of the Office of the Chief Executive; and

•	three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.

We will not make any post-retirement premium payments on behalf of any executive officer who becomes a participant on or after January 1, 2008 and retires prior to reaching age 65 or 10 years of participation in the plan.

If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. Cash surrender values accrue earnings prior to distribution based on their investment in various funds offered within the policies. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2008 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2008 on page 30.

The Executive Long-Term Disability Plan is intended to replace a reasonable amount of an executive officer’s income upon disability. The plan provides a total benefit in the event of a qualifying disability of two-thirds of base salary plus Target Incentive Bonuses and General RONA Bonuses paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum benefit of $33,000 per month. Our executive officers are not eligible to receive the long-term disability benefit generally available to other employees.

Change in Control Agreements.

We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding employee interests in event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 30, 2008 tables and the related narrative descriptions beginning on page 42 provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements beginning on pages 44 and 46 under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control”.

Indemnification Agreements.

We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.

The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines and settlement amounts, that the executive officer incurs by reason of his or her service:

•

in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or

•	in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).

Executive Perquisites.

During fiscal year 2008, we made various executive perquisites available to each of the Named Executive Officers. On January 1, 2008, we eliminated certain executive perquisites available to the Named Executive Officers and provide only the perquisites described below to our executive officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to reward experience, expertise, level of responsibility, seniority, leadership qualities and advancement. We also use these perquisites to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of the Win Strategy. Attributed costs of these perquisites for the Named Executive Officers during fiscal year 2008 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2008 on page 30.

Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We offer this perquisite to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at offsite locations. We also pay or reimburse the initiation fees for additional clubs for members of the Office of the Chief Executive and at the Executive or Senior Vice President level on a business-needs basis and only with appropriate advance approval.

Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their direct reports in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ subordinates and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.

Executive Physicals. We pay for annual physicals, colonoscopies, mammograms and pap smears, and any necessary travel vaccinations, for each of our executive officers and certain other key employees. We offer this perquisite as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging executive officers to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key employees. We offer this perquisite to provide executive officers with use of a company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each of the executive officers for lease payments on one automobile, typically for a three-year term. All executive officers have a maximum allowance of $1,570 per month. We also reimburse the executive officers for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. The executive officer is responsible for the payment of all taxes assessed on the fair market value of the vehicle at the time of title transfer.

Company Apartments. We maintain apartments in Cleveland, Ohio, Newport Beach, California and London, England to provide accommodations to employees working off-site at or relocating to our primary facilities. The apartments are also available to the executive officers for personal use with appropriate advance approval if they are not otherwise being used for business purposes.

Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our employees to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.

Corporate Aircraft. In limited circumstances, we provide our executive officers with use of corporate aircraft for non-business purposes at no cost. The executive officers may only use corporate aircraft for non-business travel if the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary.

CHANGES TO EXECUTIVE COMPENSATION PROGRAM.

The Committee authorized and adopted the following changes to our executive compensation program for fiscal year 2009:

•

Deferred Compensation Arrangements: On July 21, 2008, the Committee adopted certain amendments to our deferred compensation plans and arrangements as required by Section 409A of the Internal Revenue Code. These amendments affected the Savings Restoration Plan, the Executive Deferral Plan, the Pension Restoration Plan, the Supplemental Retirement Program and the Change in Control Agreements. These amendments were generally technical in nature and did not change or enhance the amount or terms of any benefits available to any executive officers under those plans and arrangements.

•

Calculation of Target Incentive Bonuses: The Committee evaluated our fiscal year 2009 annual plan for free cash flow margin and developed the following table to illustrate how final Target Incentive Bonus amounts will be calculated at the end of fiscal year 2009:

FY09 Free Cash Flow Margin:	Less than 4.00%	4.00%	4.83%	5.67%	6.50%	7.13%	7.75%	8.38%	Greater than or equal to 9.00%
Payout %	0%	25%	50%	75%	100%	125%	150%	175%	200%

•

LTI Awards: As described beginning on page 19, LTI Awards are generally paid in restricted shares, but in certain circumstances may be paid as a contribution to the recipient’s Executive Deferral Plan account or in cash. On August 13, 2008, the Committee elected to allow for payment under the 2009-10-11 LTI Awards only in restricted shares. The Committee determined that this change would allow us to realize significant savings in accounting expense for the LTI Awards, and that any benefits to the small number of executive officers who elected to have their LTI Awards paid other than in restricted shares did not outweigh the savings.

•

Pro Rated LTI Awards: The Committee granted Mr. Banks a pro rata adjustment to his LTI Awards for the fiscal year 2007-08-09 and 2008-09-10 performance periods due to his August 14, 2008 promotion from Senior Vice President and Operating Officer to Executive Vice President and Operating Officer. The Committee originally granted to Mr. Banks 10,928 target LTI Award restricted shares at the beginning of fiscal year 2007 and 10,500 target LTI Award restricted shares at the beginning of fiscal year 2008. Those awards were adjusted to 11,239 and 11,900 target LTI Award restricted shares, respectively.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Resources and Compensation Committee:

Wolfgang R. Schmitt, Chairman

Candy M. Obourn

Joseph M. Scaminace

Markos I. Tambakeras

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2008

The following table sets forth compensation information for our Named Executive Officers for fiscal year 2008 and fiscal year 2007.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation ($)	Total ($)
Donald E. Washkewicz, Chief Executive Officer, President and Chairman of the Board	2008 2007	1,155,000(1) 1,155,000	4,882,896 8,327,900	4,836,956 3,416,592	2,230,069(4) 1,854,009	2,795,390(5) 2,030,036	231,758(6) 281,472	16,132,069 17,065,009
Timothy K. Pistell, Chief Financial Officer and Executive Vice President—Finance and Administration	2008 2007	646,000(1) 620,000	1,570,480 2,484,349	1,736,062 954,142	727,143(4) 582,495	1,451,974(5) 1,101,530	184,375(6) 223,044	6,316,034 5,965,560
Lee C. Banks, Executive Vice President and Operating Officer	2008 2007	502,000(1) 467,834	891,259 1,834,000	896,150 409,369	514,985(4) 388,891	286,869(5) 207,140	117,133(6) 102,148	3,208,396 3,409,382
Robert P. Barker, Executive Vice President, Operating Officer and President—Aerospace Group	2008 2007	472,000(1) 441,667	891,259 1,833,069	1,207,508 497,324	462,287(4) 464,190	793,134(5) 478,254	116,244(6) 103,732	3,942,432 3,818,236
Marwan M. Kashkoush(7), Executive Vice President—Sales, Marketing and Operations Support	2008	462,000(1)	955,017(8)	609,198	416,666(4)	238,812(5)	187,180(6)	2,868,873
John D. Myslenski(9)	2008 2007	578,625(1) 660,000	1,039,252(10) 3,366,029	1,535,975 1,826,121	649,676(4) 651,820	4,458,233(5) 687,641	124,479(6) 196,002	8,386,240 7,387,613

(1)	Includes the following amounts deferred under the Savings Restoration Plan for fiscal year 2008: Mr. Washkewicz—$11,550; Mr. Pistell—$6,460; Mr. Banks—$18,350; Mr. Barker—$23,300; Mr. Kashkoush—$23,100; and Mr. Myslenski—$13,367. These amounts are also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2008 table on page 41.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 and fiscal year 2007 in accordance with FAS 123R for the following:
For fiscal year 2008, (i) the final adjustment to the amount reported in our fiscal year 2007 financial statements of restricted shares issued in fiscal year 2007 in payment under our 2005-06-07 Long Term Incentive Plan for all Named Executive Officers; and (ii) our 2006-07-08, 2007-08-09 and 2008-09-10 LTI Awards for all Named Executive Officers; and
For fiscal year 2007, (i) the final adjustment to the amount reported in our fiscal year 2006 financial statements of restricted shares issued in fiscal year 2006 in payment under our 2004-05-06 Long Term Incentive Plan for all Named Executive Officers except Mr. Kashkoush; and (ii) our 2005-06-07, 2006-07-08 and 2007-08-09 LTI Awards for all Named Executive Officers except Mr. Kashkoush.
This column includes amounts granted in and prior to fiscal year 2008. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the awards. The amounts were calculated as follows:
(a)

Since we are unable to calculate the final payout at the end of the performance period under an LTI Award until our financial statements are completed approximately 30 days after the end of the fiscal year, the expense reported in our financial statements is calculated by comparing data from the Peer Group’s most recent year-end financial statements as included in their Annual Reports on Form 10-K to our rolling forecast for earnings together with data from our year-to-date financial statements at the end of May. From this data, an estimate of the payout percentage is determined. The estimated payout percentage is applied to each Named Executive Officer’s target LTI Award and their awards are valued by using the closing price of our common stock on June 30. This is the amount being reported under (i) our 2006-07-08 LTI Awards for fiscal year 2008 and (ii) our 2005-06-07 LTI Awards for fiscal year 2007.

(b)	Once our financial statements for the fiscal year are final, we are able to determine our actual performance against the Peer Group. This adjusted amount is then reported in our financial statements for the following fiscal year. This is the amount being reported for the restricted shares issued under (i) our 2005-06-07 Long Term Incentive Plan for fiscal year 2008 and (ii) our 2004-05-06 Long Term Incentive Plan for fiscal year 2007.
(c)	Using historical data to track how we performed against the Peer Group for the last three performance periods, we calculated the estimated value of our 2007-08-09 and 2008-09-10 LTI Awards for fiscal year 2008 and our 2006-07-08 and 2007-08-09 LTI Awards for fiscal year 2007 assuming a payout of 150% of the target amount of the LTI Awards and using the closing price of our common stock on June 30.
Dividends are not accrued or paid on the LTI Awards until after the performance period ends and the restricted shares are issued. No restricted shares that were issued in payment of an LTI Award were forfeited by the Named Executive Officers during fiscal year 2008 and fiscal year 2007.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 and fiscal year 2007 in accordance with FAS 123R of stock option and Stock Incentive grants under our 2003 Stock Incentive Plan and may include amounts from stock options and Stock Incentives granted in and prior to fiscal year 2008. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the awards. The amounts were calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

Fiscal Year of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2008	4.4%	5.5 years	1.4%	26.4%
2007	4.7%	5.7 years	1.5%	30.2%
2006	4.2%	5.9 years	1.6%	33.1%
2005	3.5%	4.2 years	1.7%	32.7%

During fiscal year 2008, Mr. Pistell forfeited 2,411 stock options. During fiscal year 2007, no stock options or Stock Incentive awards were forfeited by any of the Named Executive Officers.
(4)	Amounts consist of the following Target Incentive Bonuses, General RONA Bonuses, and Converted RONA Bonuses for fiscal year 2008, which were paid in one or more installments with the final payment in August 2008:
Target Incentive Bonus for fiscal year 2008: Mr. Washkewicz—$1,099,980; Mr. Pistell—$384,993; Mr. Banks—$219,996; Mr. Barker—$183,330; Mr. Kashkoush—$164,997; and Mr. Myslenski—$343,730.
General RONA Bonus for fiscal year 2008: Mr. Washkewicz—$1,080,156; Mr. Pistell—$302,070; Mr. Banks—$268,269; Mr. Barker—$252,237; Mr. Kashkoush—$224,949; and Mr. Myslenski—$279,226.
Converted RONA Bonus for fiscal year 2008:. Mr. Washkewicz—$49,933; Mr. Pistell—$40,080; Mr. Banks—$26,720; Mr. Barker—$26,720; Mr. Kashkoush—$26,720; and Mr. Myslenski—$26,720.
(5)	Amounts consist of the change in annual actuarial present value of pension benefits for each of the Named Executive Officers, as also reported in the Pension Benefits for Fiscal Year 2008 table on page 40. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.
(6)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table for fiscal year 2008:

Name	Company Contributions to Defined Contribution Plans	Life Insurance Premiums Paid	Tax Gross-Ups (a)	Perquisites (b)	Total “All Other Compensation”
Donald E. Washkewicz	$16,900	$133,462	$27,614	$53,782	$231,758
Timothy K. Pistell	17,243	70,842	33,391	62,899(c)	184,375
Lee C. Banks	14,806	41,643	15,037	45,647	117,133
Robert P. Barker	16,605	50,705	8,623	40,311	116,244
Marwan M. Kashkoush	52,784	45,992	22,384	66,020(c)	187,180
John D. Myslenski	13,569	11,102	23,597	76,211	124,479

(a)	Represents the amounts we reimbursed for the payment of taxes with respect to one or more of the following items: (i) private club dues and initiation fees; (ii) spousal travel; and (iii) holiday gift certificate and/or promotional awards.
(b)	Reported in this column are amounts reimbursed or incurred by us with respect to one or more of the following executive perquisites: (i) private club dues and initiation fees; (ii) financial planning, tax preparation and estate planning services; (iii) home security system maintenance and monitoring fees; (iv) leased vehicle; (v) spousal travel; (vi) executive physicals; (vii) executive long term disability insurance premiums; (viii) vacation pay; and (ix) personal use of the corporate aircraft. In fiscal year 2008, the Human Resources and Compensation Committee permitted one flight for personal use by Donald E. Washkewicz where the corporate aircraft was not otherwise being used for business purposes. The calculation of the aggregate incremental cost of personal use of the corporate aircraft includes the variable costs incurred by us. The Named Executive Officers also use our loge, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. Unless otherwise indicated in note (c) to this table, no Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer.

(c)	Amounts include: (i) $28,767 received by Mr. Pistell for spousal travel; and (ii) $29,986 received by Mr. Kashkoush for spousal travel.

(7)	Mr. Kashkoush was not a Named Executive Officer for fiscal year 2007.
(8)	Mr. Kashkoush elected to defer $551,660 that he earned under the 2006-07-08 LTI Award under the Performance Bonus Plan and receive it as a credit to his Executive Deferral Plan account. This amount is also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2008 table on page 41.
(9)	Mr. Myslenski retired as Executive Vice President of the Company effective May 2, 2008, but still qualifies as a Named Executive Officer based on his fiscal year 2008 compensation.
(10)	Pursuant to the terms of his 2006-07-08 LTI Award, Mr. Myslenski’s payout of $1,262,007 was paid in cash because he was retired at the time of payment.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

The following table sets forth information with respect to non-equity and equity incentive plan awards granted to the Named Executive Officers during fiscal year 2008. The LTI Awards and Stock Incentives listed below have been granted under the 2003 Stock Incentive Plan. The information set forth in this table has been adjusted to reflect the 3-shares-for-2 stock split completed on October 1, 2007.

Name	Grant Date	Compen- sation Committee Action Date (If Different than Grant Date)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald E. Washkewicz Target Incentive Bonus General RONA Bonus Converted RONA Bonus LTI Award (08-09-10) Stock Incentives	9/11/2007 9/11/2007 12/7/2007 8/15/2007 8/15/2007	— — — — —	0 0 0 — —	600,000 (1) 74,750 — —	1,200,000 (1) (1) — —	— — — 0 —	— — — 55,500 —	— — — 111,000 —	— — — — 155,250	— — — — 60.9334	— — — 3,381,800 2,725,155

Timothy K. Pistell

Target Incentive Bonus

General RONA Bonus

Converted RONA Bonus

LTI Award (08-09-10)

LTI Award (07-08-09)

LTI Award (06-07-08)

Stock Incentives

Stock Incentives(3)

Stock Incentives(3)

Stock Incentives(4)

Stock Incentives(4)

Stock Incentives(4)

Stock Incentives(4)

Stock Incentives(4)

	8/15/2007 8/15/2007 12/7/2007 8/15/2007 8/15/2007 8/15/2007 8/15/2007 4/28/2008 4/28/2008 10/25/2007 10/25/2007 10/25/2007 8/27/2007 8/27/2007	— — — — — — — 8/10/2005 8/16/2006 8/11/1999 8/9/2000 8/8/2001 8/13/2003 8/11/2004	0 0 0 — — — — — — — — — — —	210,000 (1) 60,000 — — — — — — — — — — —	420,000 (1) (1) — — — — — — — — — — —	— — — 0 0 0 — — — — — — — —	— — — 16,800 15,750(2) 13,575(2) — — — — — — — —	— — — 33,600 31,500(2) 27,150(2) — — — — — — — —	— — — — — — 48,450 13,497 8,360 2,829 2,983 3,940 17,740 23,662	— — — — — — 60.9334 79.2400 79.2400 77.9900 77.9900 77.9900 71.0534 71.0534	— — — 1,023,680 959,700 827,170 850,459 282,897 175,226 30,044 45,968 64,734 360,724 481,138
Lee C. Banks Target Incentive Bonus General RONA Bonus Converted RONA Bonus LTI Award (08-09-10) Stock Incentives Stock Incentives(4) Stock Incentives(4)	8/15/2007 8/15/2007 12/7/2007 8/15/2007 8/15/2007 9/20/2007 9/20/2007	— — — — — 8/13/2003 8/11/2004	0 0 0 — — — —	120,000 (1) 40,000 — — — —	240,000 (1) (1) — — — —	— — — 0 — — —	— — — 10,500 — — —	— — — 21,000 — — —	— — — — 29,700 7,872 14,173	— — — — 60.9334 76.6334 76.6334	— — — 639,800 521,334 172,607 310,777

Name	Grant Date	Compen- sation Committee Action Date (If Different than Grant Date)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert P. Barker Target Incentive Bonus General RONA Bonus Converted RONA Bonus LTI Award (08-09-10) Stock Incentives	8/15/2007 8/15/2007 12/7/2007 8/15/2007 8/15/2007	— — — — —	0 0 0 — —	100,000 (1) 40,000 — —	200,000 (1) (1) — —	— — — 0 —	— — — 10,500 —		— — — 21,000 —	— — — — 29,700	— — — — 60.9334	— — — 639,800 521,334
Marwan M. Kashkoush Target Incentive Bonus General RONA Bonus Converted RONA Bonus LTI Award (08-09-10) LTI Award (07-08-09) LTI Award (06-07-08) Stock Incentives Stock Incentives(3)	8/15/2007 8/15/2007 12/7/2007 12/7/2007 12/7/2007 12/7/2007 8/15/2007 5/15/2008	— — — — — — — 8/10/2005	0 0 0 — — — — —	90,000(5) (1) 40,000 — — — — —	180,000 (1) (1) — — — — —	— — — 0 — — — —	— — — 10,113 8,843 6,792 — —	(5) (5) (5)	— — — 20,226 17,686 13,584 — —	— — — — — — 17,400 5,889	— — — — — — 60.9334 85.1000	— — — 824,715 721,147 553,888 305,428 133,091
John D. Myslenski Target Incentive Bonus General RONA Bonus Converted RONA Bonus LTI Award (08-09-10) Stock Incentives	8/15/2007 8/15/2007 12/7/2007 8/15/2007 8/15/2007	— — — — —	0 0 0 — —	225,000 (1) 60,000 — —	450,000 (1) (1) — —	— — — 0 —	— — — 16,800 —		— — — 33,600 —	— — — — 48,450	— — — — 60.9334	— — — 1,023,680 850,459

(1)	There are no target amounts for General RONA Bonuses and no maximum amounts for General RONA Bonuses or Converted RONA Bonuses. General RONA Bonuses and Converted RONA Bonuses are calculated as described in the Compensation Discussion and Analysis beginning on page 16.
(2)	In recognition of Mr. Pistell’s increased responsibilities and corresponding increase in base salary, on August 15, 2007 the Human Resources and Compensation Committee increased Mr. Pistell’s target amount of restricted shares under his 2006-07-08 LTI Award previously granted on August 29, 2005 and his 2007-08-09 LTI Award previously granted on August 16, 2006. All other terms and conditions under the original awards remain unaffected.
(3)	Represents reload grants of stock appreciation rights which are exercisable on the date following completion of one year of continuous full-time employment after the exercise of the underlying stock option with tandem stock appreciation right, provided, the Named Executive Officer retains ownership for one year of the shares resulting from the underlying option exercise, less shares surrendered or sold to satisfy tax obligations. Reload grants of stock appreciation rights have accelerated vesting in the event of a Change in Control as defined on page 44.
(4)	Represents reload grants of stock options which are exercisable on the date following completion of one year of continuous full-time employment after the exercise of the underlying stock option, provided, the Named Executive Officer retains ownership for one year of the shares resulting from the underlying option exercise, less shares surrendered or sold to satisfy tax obligations. Reload grants of stock options have accelerated vesting in the event of a Change in Control as defined on page 44.

(5)	In connection with Mr. Kashkoush’s promotion to Executive Vice President – Sales, Marketing and Operations Support, on December 7, 2007 the Human Resources and Compensation Committee authorized an increase in Mr. Kashkoush’s (i) fiscal year 2008 Target Incentive Bonus award target amount previously granted on August 15, 2007; and (ii) the target amount of restricted shares under his 2008-09-10, 2007-08-09 and 2006-07-08 LTI Awards previously granted on August 15, 2007, August 16, 2006 and August 29, 2005, respectively. All other terms and conditions under the original awards remain unaffected.

The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2008 on page 30 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2008 table above were made are described in the Compensation Discussion and Analysis, beginning on page 13.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

The following table sets forth information with respect to option awards and stock awards held by the Named Executive Officers as of June 30, 2008. The information set forth in this table has been adjusted to reflect the 3-shares-for-2 stock split completed on October 1, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Donald E. Washkewicz	— 6,724 8,716 33,489 119,881 52,251 35,881 10,915 101,500 153,750 175,200 188,100 — — — — — —	155,250(2) — — — — 104,499(3) — — 50,750(4) — — — — — — — — —	60.9334 64.4400 63.2800 63.2800 63.2800 49.7534 55.8000 48.9734 43.7667 36.2600 31.5267 26.5600 — — — — — —	8/14/2017 8/11/2008 8/10/2009 2/2/2010 8/7/2011 8/15/2016 8/8/2010 8/8/2010 8/9/2015 8/10/2014 8/12/2013 8/6/2012 — — — — — —	— — — — — — — — — — — — 57,918(5) 89,856(6) 85,824(7) 56,712(8) — —	— — — — — — — — — — — — 4,130,712 6,408,530 6,120,968 4,044,700 — —	— — — — — — — — — — — — — — — — 116,250(9) 111,000(9)	— — — — — — — — — — — — — — — — 8,290,950 7,916,520
Timothy K. Pistell	— — — — — — — — — — — — — — — —	13,497(10) 8,360(10) 2,829(11) 2,983(11) 3,940(11) 17,740(12) 23,662(12) 48,450 (2) 26,700 (3) 12,249 (4) — — — — — —	79.2400 79.2400 77.9900 77.9900 77.9900 71.0534 71.0534 60.9334 49.7534 43.7667 — — — — — —	8/9/2015 8/15/2016 8/10/2009 8/8/2010 8/7/2011 8/12/2013 8/10/2014 8/14/2017 8/15/2016 8/9/2015 — — — — — —	— — — — — — — — — — 13,213(5) 33,279(6) 31,660(7) 15,459(8) — —	— — — — — — — — — — 942,351 2,373,458 2,257,991 1,102,536 — —	— — — — — — — — — — — — — — 31,500(9) 33,600(9)	— — — — — — — — — — — — — — 2,246,580 2,396,352
Lee C. Banks	— — — 7,246 9,075 11,295 17,001 — — — —	7,872(13) 14,173(13) 29,700 (2) — 18,150 (3) — 8,499 (4) — — — —	76.6334 76.6334 60.9334 59.9600 49.7534 48.1734 43.7667 — — — —	8/12/2013 8/10/2014 8/14/2017 8/7/2011 8/15/2016 8/6/2012 8/9/2015 — — — —	— — — — — — — 11,160(5) 10,432(8) — —	— — — — — — — 795,931 744,010 — —	— — — — — — — — — 21,114(9) 21,000(9)	— — — — — — — — — 1,505,850 1,497,720

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert P. Barker	— 15,906 18,184 9,075 17,001 18,225 14,100 8,940 6,765 8,565 — — — —	29,700(2) — — 18,150(3) 8,499(4) — — — — — — — — —	60.9334 68.2734 68.2734 49.7534 43.7667 26.5600 29.6134 23.9584 30.0000 20.5000 — — — —	8/14/2017 8/10/2014 8/12/2013 8/15/2016 8/9/2015 8/6/2012 8/7/2011 8/8/2010 8/10/2009 1/27/2009 — — — —	— — — — — — — — — — 21,586(7) 10,432(8) — —	— — — — — — — — — — 1,539,514 744,010 — —	— — — — — — — — — — — — 21,114(9) 21,000(9)	— — — — — — — — — — — — 1,505,850 1,497,720
Marwan M. Kashkoush	— — 10,338 6,075 26,461 — 12,174 — — —	5,889(14) 17,400(2) — 12,150(3) — 5,750(4) — — — —	85.1000 60.9334 68.2734 49.7534 46.5867 43.7667 45.7800 — — —	8/9/2015 8/14/2017 8/10/2014 8/15/2016 8/12/2013 8/9/2015 8/6/2012 — — —	— — — — — — — 15,928(5) — —	— — — — — — — 1,135,985 — —	— — — — — — — — 17,686(9) 20,226(9)	— — — — — — — — 1,261,366 1,442,518
John D. Myslenski	— 15,285 32,568 17,250 11,622 28,329 14,545 22,329	48,450(2) — — 34,500(3) — — — —	60.9334 62.2400 57.4600 49.7534 54.7000 55.1467 48.1734 44.4334	8/14/2017 9/3/2013 8/12/2013 8/15/2016 8/7/2011 8/7/2011 8/6/2012 8/6/2012	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —
	34,500 15,796 — —	17,250(4) — — —	43.7667 36.1000 — —	8/9/2015 8/11/2008 — —	— — — —	— — — —	— — 19,993(9)(15) 8,400(9)(15)	— — 1,425,901 599,088

(1)	The market value is calculated by multiplying the closing price of our Common Stock on June 30, 2008 ($71.32) times the number of shares.
(2)	Represents Stock Incentives granted on August 15, 2007. The grants will vest annually over a three year period from the date of grant in 1/3 increments.
(3)	Represents Stock Incentives granted on August 16, 2006. The grants will vest annually over a three year period from the date of grant in 1/3 increments.
(4)	Represents Stock Incentives granted on August 10, 2005. The grants will vest annually over a three year period from the date of grant in 1/3 increments.
(5)	Represents restricted shares issued in payment under our 2003-04-05 Long Term Incentive Plan, as amended and restated, that vested on August 10, 2008.
(6)	Represents restricted shares issued in payment under our 2004-05-06 Long Term Incentive Plan that will vest on August 16, 2009.
(7)	Represents restricted shares issued in payment under our 2005-06-07 Long Term Incentive Plan that will vest on August 15, 2010.
(8)	Represents restricted shares issued in payment under our 2006-07-08 LTI Award that will vest on August 13, 2011.
(9)	Since the payout of restricted shares under our 2005-06-07 Long Term Incentive Plan for fiscal year 2007 exceeded the target, this number has been adjusted assuming a payout of 200% of the original target award. The vesting schedule, if any, for these awards will be determined at the time of payout.
(10)	Represents reload grants of stock appreciation rights made on April 28, 2008. Assuming continued full-time employment, the grants will vest on April 28, 2009.
(11)	Represents reload grants of stock options made on October 25, 2007. Assuming continued full-time employment, the grants will vest on October 25, 2008.

(12)	Represents reload grants of stock options made on August 27, 2007. The grants vested on August 27, 2008.
(13)	Represents reload grant of stock options made on September 20, 2007. The grants vested on September 20, 2008.
(14)	Represents reload grant of stock appreciation rights made on May 15, 2008. Assuming continued full-time employment, the grant will vest on May 15, 2009.
(15)	Due to Mr. Myslenski’s retirement on May 2, 2008, this amount is the pro-rated number of shares Mr. Myslenski may receive based on the number of full calendar quarters worked during the three-year performance period under the 2007-08-09 LTI Award and the 2008-09-10 LTI Award. Pursuant to the terms of these LTI Awards, the payout will be in cash.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008

The following table sets forth information with respect to stock options exercised and LTI Award restricted shares vested for the Named Executive Officers during fiscal year 2008. The information set forth in this table has been adjusted to reflect the 3-shares-for-2 stock split completed on October 1, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Donald E. Washkewicz	—	—	—	—
Timothy K. Pistell	143,234	5,815,327	—	—
Lee C. Banks	32,775	2,075,557	—	—
Robert P. Barker	—	—	—	—
Marwan M. Kashkoush	49,970	2,163,802	—	—
John D. Myslenski	75,750	3,572,370	114,793(3)	9,410,730

(1)	Calculated by multiplying the number of shares acquired times the difference between the exercise price and closing price of our Common Stock on the exercise date.
(2)	Calculated by multiplying the number of shares acquired times the closing price of our Common Stock on the vesting date.
(3)	Beginning with the 2003-04-05 LTI Awards, the vesting date for the restricted shares issued in payment of the LTI Awards changed from June to August. Mr. Myslenski is the only Named Executive Officer whose LTI Award restricted shares vested during fiscal year 2008 because of the immediate vesting of restricted shares upon his retirement.

PENSION BENEFITS FOR FISCAL YEAR 2008

The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Donald E. Washkewicz	Pension Plan Pension Restoration Plan Supplemental Retirement Program	36 36 36	569,684 7,202,772 3,844,570	0 0 0
Timothy K. Pistell	Pension Plan Pension Restoration Plan Supplemental Retirement Program	39.1 39.1 39.1	1,418,422 2,914,485 1,119,782	0 0 0
Lee C. Banks	Pension Plan Pension Restoration Plan Supplemental Retirement Program	16.6 16.6 16.6	115,710 300,236 904,844	0 0 0
Robert P. Barker	Pension Plan Pension Restoration Plan Supplemental Retirement Program	34.9 34.9 34.9	580,954 1,691,273 1,118,955	0 0 0
Marwan M. Kashkoush	Pension Plan Pension Restoration Plan Supplemental Retirement Program	26.7(2) 26.7(2) 30.7	318,334 336,259 1,100,853	0 0 0
John D. Myslenski, retired	Pension Plan Pension Restoration Plan Supplemental Retirement Program	34.9 34.9 34.9	0 3,340,345 3,640,783	1,385,243 0 0

(1)	The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 6.80%; (ii) no pre-retirement decrements; and (iii) retirement at age 65.

For the Pension Plan additional assumptions include: (i) 85% males and 50% females are married; (ii) males are 3 years older than their spouses; (iii) married participants elect 50% joint and survivor; (iv) single participants elect a life annuity; and (v) the RP-2000 Combined Healthy Mortality Table for both males and females (post-retirement only) projected to 2008 using scale AA.

For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the PPA mortality (2008 unisex combined mortality) and (ii) a discount rate of 6.0%.

For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using a life expectancy based on 80% of the 1983 Group Annuity Mortality (male rates only) and (ii) a discount rate of 5.30%.

(2)	Mr. Kashkoush’s participation and years of credited service in the Pension Plan and the Pension Restoration Plan were frozen as of June 30, 2004 as described in the Compensation Discussion and Analysis on page 23.

The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis, beginning on page 22.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan and the Executive Deferral Plan during fiscal year 2008.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals / Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)
Donald E. Washkewicz Savings Restoration Plan Executive Deferral Plan	11,550 0	7,900 0	(7,544 (429,806	) )	0 0		432,930 3,094,448	(3)
Timothy K. Pistell Savings Restoration Plan Executive Deferral Plan	6,460 0	7,900 0	(18,465 (105,848	) )	0 0		405,308 1,384,723	(3)
Lee C. Banks Savings Restoration Plan Executive Deferral Plan	18,350 0	5,772 0	(14,043 (489,546	) )	0 0		256,726 3,707,039	(3) (4)
Robert P. Barker Savings Restoration Plan Executive Deferral Plan	23,300 0	7,580 0	23,228 (74,328)		0 0		397,058 3,060,700	(3)
Marwan M. Kashkoush Savings Restoration Plan Executive Deferral Plan	23,100 551,660	31,209 0	(14,173 (269,295	) )	0 0		220,804 2,015,347
John D. Myslenski Savings Restoration Plan Executive Deferral Plan	13,367 0	4,186 0	44,461 22,068		393,341 645,216	(5) (5)	107,998 0	(3)

(1)	For each of the Named Executive Officers, amounts are included in the “Salary” column and referenced in footnote 1 of the Summary Compensation Table for Fiscal Year 2008 on page 30. For Mr. Kashkoush, amounts are also referenced in footnote 8 of the Summary Compensation Table for Fiscal Year 2008 on page 32.
(2)	Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 6 to the Summary Compensation Table for Fiscal Year 2008 on page 31.
(3)	Includes the following amounts that were deferred during fiscal year 2007 under the Savings Restoration Plan: Mr. Washkewicz—$7,608; Mr. Pistell—$7,027; Mr. Banks—$22,500; Mr. Barker—$13,500; and Mr. Myslenski—$28,358.
(4)	This column includes $1,591,940 that was deferred by Mr. Banks during fiscal year 2007 under the Executive Deferral Plan.
(5)	Mr. Myslenski received a distribution from the Savings Restoration Plan and Executive Deferral Plan as a result of his retirement.

The Savings Restoration Plan and the Executive Deferral Plan are described in the Compensation Discussion and Analysis, beginning on page 23. The investment options under both plans are identical. During fiscal year 2008, there were up to nine investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2008 ranging from -13.88% to 7.19%. Under the plans, participants have the ability to change their investments at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

AT JUNE 30, 2008

Each of the Named Executive Officers, other than Mr. Myslenski, may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events which may trigger these payments include death, long-term disability, retirement, termination for cause, termination without cause, resignation, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 30, 2008 for each triggering event as if the triggering event occurred on June 30, 2008. They do not take into account any reductions that may have been applied at that time based on our requirement to comply in good faith with Section 409A of the Internal Revenue Code, which did not require written amendments until December 31, 2008. As discussed on page 28 of the Compensation Discussion and Analysis, on July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code, which relate to fiscal year 2009. The impact of these amendments is not reflected in the following tables and narratives. Payments to Mr. Myslenski, who retired as an executive officer on May 2, 2008, are described below under the caption “Payments to Mr. Myslenski.”

Payments Generally Available

A Named Executive Officer will generally receive the following upon termination of employment:

•	Base salary earned but not yet paid as of the date of termination;

•	Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses and Volume Incentive Bonuses earned but not yet paid as of the date of termination;

•	LTI Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;

•

Amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis beginning on page 22;

•

Account balances under the Retirement Savings Plan, the Savings Restoration Plan and the Executive Deferral Plan as of the date of termination, as described in the Compensation Discussion and Analysis beginning on page 23; and

•	Any accrued and unused vacation pay as of the date of termination.

In determining the amounts reflected in the following tables, we used the following general assumptions and principles:

•

We assumed that each of the triggering events occurred on June 30, 2008. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 30, 2008.

•

We did not include amounts for base salaries, Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses, Volume Incentive Bonuses or 2006-07-08 LTI Award payouts in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 30, 2008.

•	Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 30, 2008.

•

All present values of pension amounts shown for the Pension Plan assume a 6.80% discount rate, use the RP-2000 Combined Health Mortality Table for both males and females (post-retirement only) projected to 2008 using Scale AA, and assume that the annuity payment elected is 50% joint and survivor.

•

With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:

•	For the Pension Restoration Plan, a 4.44% discount rate and the Revenue Ruling 2001-62 Mortality Table; and

•	For the Supplemental Retirement Program, a 4.60% discount rate and life expectancy based on 80% of the 1983 Group Annuity Mortality Table (male rates only).

•

We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan and the Executive Deferral Plan because these amounts which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2008 table on page 41, would not be increased in connection with any triggering event.

Payments upon Death

Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:

•

Continuation of vesting schedule in all outstanding stock options and Stock Incentives and retention of all outstanding stock options and Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death; or (ii) the expiration date listed in his grant letter;

•	Accelerated vesting of the unvested portion of the Named Executive Officer’s account under our Executive Deferral Plan attributable to LTI Award payouts;

•	Accelerated vesting of restricted shares issued in payment of LTI Awards;

•	Pro-rated LTI Award payouts for the fiscal year 2007-08-09 and 2008-09-10 performance periods, to be determined at the end of the respective performance periods; and

•	Death benefits under the Officer Life Insurance Plan as described in the Compensation Discussion and Analysis on page 26.

In determining the amounts payable upon death reported in the following tables, the following assumptions and principles were used:

•	Where amounts were calculated based on our closing stock price, we used our closing stock price on June 30, 2008 ($71.32);

•	Where the triggering event accelerated the vesting of restricted stock, the accelerated shares were valued at an amount per share equal to $71.32; and

•

To calculate the estimated value of the LTI Awards, using historical data to track how we performed against the Peer Group for the last three performance periods, we assumed a payout of 150% of the pro-rated LTI Award target amount and used $71.32 as the share price. Because the payout of the LTI Awards is dependent upon our performance against the Peer Group during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s pro-rated LTI Award target amount.

•

The death benefit payable under the Officer Life Insurance Plan is funded through individual life insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policy.

Payments upon Long-Term Disability

Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that (i) the vesting schedule in all outstanding stock options and Stock Incentives will continue and all outstanding stock options and Stock Incentives will be retained for the remainder of their ten-year terms; and (ii) the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan. In addition, the Named Executive Officer will receive the following:

•	Monthly benefits under the Executive Long Term Disability Plan;

•	Six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and

•	Premium payments under the Officer Life Insurance Plan for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65.

The benefit in the following tables for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits which are capped at $396,000 for one year. The disability benefit payable under the plan is funded through group and individual life insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Payments upon Retirement

Upon the retirement of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that (i) the vesting schedule in all outstanding stock options and Stock Incentives will continue and all outstanding stock options and Stock Incentives will be retained for the remainder of their ten-year terms; and (ii) the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan.

However, if the Named Executive Officer is less than 60 years old on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:

•	The Supplemental Retirement Program;

•	Account balance in the unvested portion of the Named Executive Officer’s LTI Award deferrals under our Executive Deferral Plan;

•	Accelerated vesting of restricted shares issued under LTI Awards; and

•	Pro-rated LTI Award payouts for the fiscal year 2007-08-09 and 2008-09-10 performance periods, to be determined at the end of the respective performance periods.

In addition, the Named Executive Officer must be at least 55 years old on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan which will continue for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65.

In determining the amounts payable upon retirement reported in the following tables, we assumed that the Named Executive Officer did not receive Human Resources and Compensation Committee approval for early retirement.

Payments upon Termination for Cause or Resignation

Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except if the termination for cause is the result of competition by the Named Executive Officer against us. If the termination for cause results from competition against us, the Named Executive Officer will forfeit his Supplemental Retirement Program benefit.

In determining the amounts payable upon termination for cause under the Supplemental Retirement Program, we did not assume that the termination resulted from competition against us.

Payments Upon Termination Without Cause

Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, the Named Executive Officer will receive a lump sum payment equal to either (i) one week’s pay for each year of service up to a maximum of eight weeks of pay, or (ii) if the Named Executive Officer signs a release acceptable to us, up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.

In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer did not sign a release.

Payments upon a Change in Control

A Change in Control occurs if and when:

•

subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of secu-

rities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;

•	our shareholders approve a plan of complete liquidation or dissolution; or

•	we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless

•

immediately following the business combination, (1) more than 50% of the total voting power eligible to elect directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination, or

•

the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.

A Change in Control, either with or without a qualifying termination of a Named Executive Officer pursuant to the terms of the Change in Control Agreement (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:

•	any outstanding unvested stock option, stock appreciation right or Stock Incentive held by an executive officer vests and becomes exercisable immediately upon a Change in Control;

•

any outstanding unvested shares of restricted stock issued or unvested Executive Deferral Plan amounts credited to an executive officer pursuant to LTI Awards vest immediately in the event of a Change in Control;

•

any outstanding LTI Award to an executive officer will be paid in full in cash upon a Change in Control, at the target amount or on the basis of corporate financial performance to the date of the Change in Control, whichever is greater, and at a stock price equal to the greater of the stock price on the date of a Change in Control or the stock price at the beginning of the three-year performance period;

•

upon a Change in Control, all amounts previously deferred by the executive under the Executive Deferral Plan, together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan, will be paid to the executive; and

•

upon a Change in Control, under the Supplemental Retirement Program each participant will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program, and a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment.

In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used:

•	We used the same assumptions in “Payments Generally Available” described above;

•	Where benefits were calculated based on our closing stock price, we used our closing stock price on June 30, 2008 ($71.32);

•	Where the triggering event accelerated the vesting of restricted stock, the accelerated shares were valued at an amount per share equal to $71.32;

•

Where the triggering event accelerated the vesting of stock options and Stock Incentives, the accelerated stock options and Stock Incentives were valued at an amount per share equal to the difference between $71.32 and the grant price per share for each of the accelerated stock options and Stock Incentives;

•	Lump sum present values for the Supplemental Retirement Program assume a 3.25% discount rate and use life expectancy based on 80% of the 1983 Group Annuity Mortality Table (male rates only); and

•

To calculate the value of the LTI Awards, using historical data to compare how we performed against the Peer Group for the last three performance periods, we assumed a payout of 150% of the target LTI Award and used $71.32 as the share price.

Payments upon a Qualifying Termination in Connection with a Change in Control

Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:

•	Change in Control (as defined above in “Payments upon a Change in Control”); and

•	Termination of the employment of the Named Executive Officer in connection with a Change in Control.

Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:

•	pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;

•	severance pay equal to three times the executive’s annual base salary and annual cash incentive compensation, other than Converted RONA Bonuses;

•	continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;

•	to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans together with a “make-whole” amount as described above; and

•	a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.

“Good Reason” for termination of employment by the Named Executive Officer includes, without limitation, diminution in duties, reduction in compensation or benefits, relocation, or termination of employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.

Payments to Mr. Myslenski

Mr. Myslenski received the following in connection with his retirement as an executive officer on May 2, 2008:

•	$18,523 for unused vacation time, as included in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year 2008 on page 30;

•

immediate vesting of all of his restricted stock on his date of retirement as reflected in the “Number of Shares Acquired on Vesting” column in the Option Exercises and Stock Vested for Fiscal Year 2008 table on page 39;

•

lump sum payment under the Pension Plan as reflected in the “Payments During Last Fiscal Year” column of the Pension Benefits for Fiscal Year 2008 table on page 40 with the lump sum payments under the Pension Restoration Plan and the Supplemental Retirement Program to be made on November 3, 2008 in accordance with Section 409A of the Internal Revenue Code; and

•

lump sum distributions from the Savings Restoration Plan and the Executive Deferral Plan as reported in the “Aggregate Withdrawals/Distributions” column of the Nonqualified Deferred Compensation for Fiscal Year 2008 table on page 41.

The following tables illustrate the payments that each Named Executive Officer would have received if any of the triggering events occurred on June 30, 2008.

Donald E. Washkewicz

	Death ($)	Long-Term Disability ($)	Retirement ($)	Termination for Cause or Resignation ($)	Termination without Cause ($)	Change in Control ($)	Qualifying Termination in Connection with a Change in Control ($)
Severance Pay	—	—	—	—	177,686	—	10,005,408
Accelerated Vesting of Stock Incentives	—	—	—	—	—	5,264,538	5,264,538
Accelerated Vesting of Restricted Stock	16,660,209	16,660,209	—	—	—	16,660,209	16,660,209
Pension Plan	329,597	632,756	632,756	632,756	632,756	632,756	632,756
Pension Restoration Plan	4,514,945	9,000,944	9,000,944	9,000,944	9,000,944	9,000,944	9,000,944
Supplemental Retirement Program	13,482,223	10,063,771	—	—	10,063,771	15,660,133	15,660,133
Executive Deferral Plan	—	—	—	—	—	774,044	774,044
LTI Awards	6,125,541	6,125,541	—	—	—	12,155,603	12,155,603
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	1,841
Medical and Dental Benefits	—	6,319	—	—	—	—	34,719
Officer Life Insurance Benefit	5,775,000	—	—	—	—	—	—
Officer Life Insurance Premiums	—	460,075	0	—	—	—	400,386
Excise and Related Income Tax Gross-Up	—	—	—	—	—	6,802,782	21,913,246
Vacation Pay	88,651	88,651	88,651	88,651	88,651	88,651	88,651
Total	46,976,166	43,434,267	9,722,351	9,722,351	19,963,808	67,039,660	92,592,478

Timothy K. Pistell

	Death ($)	Long-Term Disability ($)	Retirement ($)	Termination for Cause or Resignation ($)	Termination without Cause ($)	Change in Control ($)	Qualifying Termination in Connection with a Change in Control ($)
Severance Pay	—	—	—	—	99,382	—	3,999,189
Accelerated Vesting of Stock Incentives	—	—	—	—	—	1,189,444	1,189,444
Accelerated Vesting of Restricted Stock	5,573,801	5,573,801	5,573,801	—	—	5,573,801	5,573,801
Pension Plan	756,447	1,535,782	1,535,782	1,535,782	1,535,782	1,535,782	1,535,782
Pension Restoration Plan	1,702,567	3,563,887	3,563,887	3,563,887	3,563,887	3,563,887	3,563,887
Supplemental Retirement Program	4,437,757	2,484,335	2,484,335	2,484,335	2,484,335	3,778,322	3,778,322
Executive Deferral Plan	—	—	—	—	—	666,338	666,338
LTI Awards	1,722,004	1,722,004	1,722,004	—	—	3,482,199	3,482,199
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	1,959
Medical and Dental Benefits	—	3,807	—	—	—	—	34,719
Officer Life Insurance Benefit	2,584,000	—	—	—	—	—	—
Officer Life Insurance Premiums	—	280,260	143,382	—	—	—	212,526
Excise and Related Income Tax Gross-Up	—	—	—	—	—	487,342	5,345,229
Vacation Pay	49,583	49,583	49,583	49,583	49,583	49,583	49,583
Total	16,826,158	15,609,458	15,072,773	7,633,587	7,732,969	20,326,697	29,432,978

Lee C. Banks

	Death ($)	Long- Term Disability ($)	Retirement ($)	Termination for Cause or Resignation ($)	Termination without Cause ($)	Change in Control ($)	Qualifying Termination in Connection with a Change in Control ($)
Severance Pay	—	—	—	—	77,229	—	2,970,795
Accelerated Vesting of Stock Incentives	—	—	—	—	—	816,957	816,957
Accelerated Vesting of Restricted Stock	795,931	795,931	—	—	—	795,931	795,931
Pension Plan	66,855	109,182	109,182	109,182	109,182	109,182	109,182
Pension Restoration Plan	205,310	332,178	481,909	481,909	481,909	481,909	481,909
Supplemental Retirement Program	2,067,825	1,544,168	—	—	—	3,424,718	3,424,718
Executive Deferral Plan	—	—	—	—	—	3,181,799	3,181,799
LTI Awards	1,127,376	1,127,376	—	—	—	2,252,678	2,252,678
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	1,182
Medical and Dental Benefits	—	6,319	—	—	—	—	34,719
Officer Life Insurance Benefit	1,506,000	—	—	—	—	—	—
Officer Life Insurance Premiums	—	154,380	—	—	—	—	124,929
Excise and Related Income Tax Gross-Up	—	—	—	—	—	1,577,729	6,512,858
Vacation Pay	26,971	26,971	26,971	26,971	26,971	26,971	26,971
Total	5,796,268	4,492,505	618,062	618,062	695,291	12,667,874	20,734,628

Robert P. Barker

	Death ($)	Long-Term Disability ($)	Retirement ($)	Termination for Cause or Resignation ($)	Termination without Cause ($)	Change in Control ($)	Qualifying Termination in Connection with a Change in Control ($)
Severance Pay	—	—	—	—	72,611	—	2,754,447
Accelerated Vesting of Stock Incentives	—	—	—	—	—	934,091	934,091
Accelerated Vesting of Restricted Stock	1,539,514	1,539,514	—	—	—	1,539,514	1,539,514
Pension Plan	308,262	643,424	643,424	643,424	643,424	643,424	643,424
Pension Restoration Plan	967,097	2,107,200	2,107,200	2,107,200	2,107,200	2,107,200	2,107,200
Supplemental Retirement Program	3,725,315	2,950,523	—	—	2,950,523	4,517,366	4,517,366
Executive Deferral Plan	—	—	—	—	—	886,764	886,764
LTI Awards	1,127,376	1,127,376	—	—	—	2,252,678	2,252,678
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	2,381
Medical and Dental Benefits	—	6,319	—	—	—	—	34,719
Officer Life Insurance Benefit	1,416,000	—	—	—	—	—	—
Officer Life Insurance Premiums	—	172,445	27,902	—	—	—	152,115
Excise and Related Income Tax Gross-Up	—	—	—	—	—	2,119,092	6,078,400
Vacation Pay	44,849	44,849	44,849	44,849	44,849	44,849	44,849
Total	9,128,412	8,987,649	2,823,375	2,795,473	5,818,607	15,044,978	21,947,948

Marwan M. Kashkoush

	Death ($)	Long-Term Disability ($)	Retirement ($)	Termination for Cause or Resignation ($)	Termination without Cause ($)	Change in Control ($)	Qualifying Termination in Connection with a Change in Control ($)
Severance Pay	—	—	—	—	72,304	—	2,555,838
Accelerated Vesting of Stock Incentives	—	—	—	—	—	520,042	520,042
Accelerated Vesting of Restricted Stock	1,135,985	1,135,985	—	—	—	1,135,985	1,135,985
Pension Plan	155,446	299,358	299,358	299,358	299,358	299,358	299,358
Pension Restoration Plan	192,005	297,379	448,843	448,843	448,843	448,843	448,843
Supplemental Retirement Program	2,893,990	2,145,543	—	—	—	4,407,076	4,407,076
Executive Deferral Plan	—	—	—	—	—	110,584	110,584
LTI Awards	990,859	990,859	—	—	—	2,027,913	2,027,913
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	1,644
Medical and Dental Benefits	—	3,807	—	—	—	—	34,719
Officer Life Insurance Benefit	1,880,000	—	—	—	—	—	—
Officer Life Insurance Premiums	—	187,814	—	—	—	—	137,976
Excise and Related Income Tax Gross-Up	—	—	—	—	—	3,127,431	4,534,050
Vacation Pay	36,075	36,075	36,075	36,075	36,075	36,075	36,075
Total	7,284,360	5,492,820	784,276	784,276	856,580	12,113,307	16,250,103

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

The following table sets forth compensation information for our non-employee Directors for fiscal year 2008. The information set forth in this table reflects the 3-shares-for-2 stock split completed on October 1, 2007.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Linda S. Harty	58,958	57,715	—	1,040	117,713

William E. Kassling	90,625	60,237	3,991	1,040	155,893

Robert J. Kohlhepp	100,625	60,237	3,991	1,040	165,893

Giulio Mazzalupi	5,625	140,230	30,082	1,040	176,977

Klaus-Peter Müller	5,625	145,239	22,001	1,040	173,905

Candy M. Obourn	58,312	90,531	3,991	1,726	154,560

Joseph M. Scaminace	44,875	99,638	3,991	1,414	149,918

Wolfgang R. Schmitt	24,875	132,759	78,846	1,040	237,520

Markos I. Tambakeras	8,625	140,230	3,991	1,040	153,886

(1)	Donald E. Washkewicz, our Chairman of the Board, Chief Executive Officer and President is not included in this table because he is a Named Executive Officer and received no additional compensation in his capacity as a Director. The compensation paid by us to Mr. Washkewicz in fiscal year 2008 is reflected in the Summary Compensation Table on page 30.
(2)	During fiscal year 2008, Ms. Harty elected to convert a portion of her annual retainer for her one-year term into our common stock under our Non-Employee Directors’ Stock Plan. Messrs. Mazzalupi, Müller, Scaminace, Schmitt and Tambakeras and Ms. Obourn elected to convert a portion of their annual retainers for their three-year terms into our common stock under our Non-Employee Directors’ Stock Plan. These amounts are reported in the “Stock Awards” column of this table. During fiscal year 2008, Mr. Kassling elected to defer $46,250 of his annual retainer under our Deferred Compensation Plan for Directors.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123R of restricted stock awards under our 2004 Non-Employee Directors’ Stock Incentive Plan and our Non-Employee Directors’ Stock Plan and may include amounts from restricted stock awards granted in and prior to fiscal year 2008. The dollar amount recognized in accordance with FAS 123R for each of the plans is as follows:
2004 Non-Employee Directors’ Stock Incentive Plan: Ms. Harty, $31,045 and each of Messrs. Kassling, Kohlhepp, Mazzalupi, Müller, Scaminace, Schmitt and Tambakeras and Ms. Obourn, $60,237.
Non-Employee Directors’ Stock Plan: Ms. Harty elected to convert $26,670 into 490 shares; Mr. Mazzalupi elected to convert $79,993 into 1,557 shares; Mr. Müller elected to convert $85,003 into 1,654 shares; Ms. Obourn elected to convert $30,294 into 480 shares; Mr. Scaminace elected to convert $39,401 into 535 shares; Mr. Schmitt elected to convert $72,522 into 1,763 shares; and Mr. Tambakeras elected to convert $79,993 into 1,557 shares.
The grant date fair value computed in accordance with FAS 123R for each of the restricted stock awards granted in fiscal year 2008 for each of the plans is as follows:
2004 Non-Employee Directors’ Stock Incentive Plan: $124,179 (1,650 shares).
Non-Employee Directors’ Stock Plan: Ms. Obourn $120,287 (1,634 shares) and Mr. Scaminace $65,665 (892 shares).
There were no forfeitures of stock awards by the directors during fiscal year 2008. As of June 30, 2008, each director had the following aggregate number of unvested stock awards: Ms. Harty, 1,650 shares; Mr. Kassling, 3,337 shares; Mr. Kohlhepp, 3,337 shares; Mr. Mazzalupi, 6,193 shares; Mr. Müller, 6,371 shares; Ms. Obourn, 4,971 shares; Mr. Scaminace, 4,229 shares; Mr. Schmitt, 4,660 shares; and Mr. Tambakeras, 6,193 shares.
(4)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123R of option grants under our 2004 Non-Employee Directors’ Stock Incentive Plan. The only options granted during fiscal year 2008 were reload option grants to Messrs. Mazzalupi and Schmitt, which had a grant date fair value computed in accordance with FAS 123R of $44,057 for Mr. Mazzalupi and $115,656 for Mr. Schmitt. Other than for Messrs. Mazzalupi and Schmitt, this column only includes amounts from options granted prior to fiscal year 2008. The amounts were calculated using the Black-Scholes option pricing model with the following assumptions:

Fiscal Year of Grant	Risk- free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2008	4.0%	4.8 years	1.4%	25.5%
2007	4.7%	5.8 years	1.5%	30.2%
2006	4.2%	5.8 years	1.6%	33.1%

During fiscal year 2008, Mr. Schmitt forfeited 414 options. As of June 30, 2008, each director had the following aggregate number of outstanding stock options: Ms. Harty, 0 options; Mr. Kassling, 13,350 options; Mr. Kohlhepp, 12,300 options; Mr. Mazzalupi, 11,616 options; Mr. Müller, 8,065 options; Ms. Obourn, 12,300 options; Mr. Scaminace, 4,125 options; Mr. Schmitt, 5,181 options; and Mr. Tambakeras, 4,125 options.
(5)	The amounts reported in this column are the dividends earned on the restricted stock awards granted in fiscal year 2008 reported in footnote 3 to this table.

Compensation of Directors

Directors who are also our employees do not receive any additional compensation for their services as Directors. During fiscal year 2008, non-employee Directors received an annual retainer, meeting fees (if applicable), and a restricted stock award. On August 16, 2007 and on August 14, 2008, the Board of Directors approved an increase in the annual retainers of the non-employee Directors, as set forth below:

	From 10/01/2006 through 9/30/2007	Approved August 16, 2007	Approved August 14, 2008
		From 10/01/2007 through 9/30/2008	Effective beginning 10/01/2008

Annual retainer for Audit Committee Chair:	$ 95,000	$102,500	$ 112,500
Annual retainer for Human Resources and Compensation Committee Chair:	$ 85,000	$ 97,500	$ 107,500
Annual retainer for each of the chairs of the Corporate Governance and Nominating Committee and the Finance Committee:	$ 85,000	$ 92,500	$ 105,000

Annual retainer for non-chair committee members:	$ 80,000	$ 87,500	$ 97,500

In addition to the annual retainers described above, the fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board of Directors or Committee meetings in a fiscal year by more than two is $1,500. During fiscal year 2008, neither the Board of Directors nor any of the Committees met more than two times beyond their regularly scheduled meetings except for the Human Resources and Compensation Committee. There were three regularly scheduled meetings of the Human Resources and Compensation Committee and four additional meetings resulting in a payment of $3,000 to those members of the Human Resources and Compensation Committee that attended all seven meetings.

Directors may elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors or elect to convert all or a portion of their annual retainers into our common stock pursuant to our Non-Employee Directors’ Stock Plan. If a Director elects to convert under our Non-Employee Directors’ Stock Plan, the applicable portion of his or her retainer is converted into our common stock by using the average of the high and low stock price for our common stock on the beginning date of his or her election to convert under the plan. The Director receives restricted shares that vest ratably on each December 31 during his or her term with the remaining shares to vest on the date of our Annual Shareholders Meeting when the Director’s term ends. Upon death or disability, a pro-rated portion of the Director’s restricted shares will vest immediately and the remaining shares will be forfeited. In the event of a change in control, the vesting of the restricted shares will be accelerated.

Each Director who was serving as a Director on October 1, 2007 and who was not a current or retired employee was granted 1,650 shares of restricted stock as of October 1, 2007 under our 2004 Non-Employee Directors Stock Incentive Plan. The shares will vest 100% on September 30, 2010, except that if a Director ceases to be a Director for any reason prior to September 30, 2010, a pro-rated portion of his or her restricted shares will vest immediately on the date of termination and the remaining shares will be forfeited.

All shares of restricted stock earn dividends payable directly to each Director to whom they are issued.

RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors recommends ratification of its appointment of Deloitte & Touche LLP, or D&T, as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2009. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2008. PricewaterhouseCoopers LLP, or PwC, served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2007.

On April 17, 2007, the Audit Committee approved the appointment of D&T as our independent registered public accounting firm for the fiscal year ending June 30, 2008. D&T formally accepted its engagement on June 28, 2007. During the fiscal years ended June 30, 2006 and June 30, 2005 and the interim period from July 1, 2006 through June 28, 2007, neither we nor anyone on our behalf consulted with D&T regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that D&T concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On April 17, 2007, the Audit Committee dismissed PwC as our independent registered public accounting firm effective upon completion of its services related to the audit of our consolidated financial statements for the fiscal year ended June 30, 2007. The audit of our consolidated financial statements for the fiscal year ended June 30, 2007 was completed and we filed our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2007 on September 7, 2007, which contained PwC’s report on the audit. As a result, our audit relationship with PwC terminated September 7, 2007.

The report of D&T on our consolidated financial statements for the fiscal year ended June 30, 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of PwC on our consolidated financial statements for the fiscal year ended June 30, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2007 and June 30, 2006 and the interim period from July 1, 2007 through September 7, 2007, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years. In addition, during the fiscal years ended June 30, 2007 and June 30, 2006 and the interim period from July 1, 2007 through September 7, 2007, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). We have provided each of PwC and D&T with a copy of the foregoing disclosures and have given each of them the opportunity to provide a statement to be included in this Proxy Statement if either firm believes the foregoing disclosures are incorrect or incomplete. Neither PwC nor D&T has expressed any disagreement with the foregoing disclosures.

A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so. Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2009 requires the affirmative vote of the holders of at least a majority of the votes present or represented, and entitled to vote on the proposal, at the Annual Meeting of Shareholders.

Audit Fees.    The aggregate fees billed or expected to be billed by D&T for the fiscal year ended June 30, 2008 and billed by PwC for the fiscal year ended June 30, 2007 for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Forms 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements were $5,354,488 and $6,525,629, respectively.

Audit-Related Fees.    The aggregate fees billed by D&T for the fiscal year ended June 30, 2008 and by PwC for the fiscal year ended June 30, 2007 for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees” above were $74,588 and $221,434, respectively. The fees billed related primarily to audit procedures required to respond to or comply with financial, accounting or regulatory reporting matters and internal control reviews and reporting requirements.

Tax Fees.    The aggregate fees billed by D&T for the fiscal year ended June 30, 2008 and by PwC for the fiscal year ended June 30, 2007 with respect to tax compliance services such as global assistance in preparing various types of tax returns were $1,569,339 and $522,311, respectively, and for tax planning services, generally related to our many acquisitions and restructurings, were $2,421,254 and $1,942,924, respectively.

All Other Fees.    D&T for the fiscal year ended June 30, 2008 and PwC for the fiscal year ended June 30, 2007 did not bill any fees for products and services provided to us that are not included in the above categories.

Audit Committee Pre-Approval Policies and Procedures.    In accordance with the SEC’s rules issued pursuant to the Sarbanes Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on Auditor Independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis.

All of the services described in “Audit-Related Fees” and “Tax Fees” were approved by the Audit Committee in accordance with our formal policy on Auditor Independence.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of August 29, 2008 except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our Common Shares, the number of shares and the percentage so owned, as well as the beneficial ownership of our Common Shares by the Directors, the Named Executive Officers and all Directors and executive officers as a group. The information set forth in this table reflects the 3-shares-for-2 stock split completed on October 1, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percentage of Class(b)
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	14,393,375	(c)	8.6%

L. S. Harty	30,258	(d)
W. E. Kassling	44,162	(e)
R. J. Kohlhepp	34,598	(f)
G. Mazzalupi	42,474	(g)
K. P. Müller	49,815	(h)
C. M. Obourn	31,874	(f)
J. M. Scaminace	13,937	(i)
W. R. Schmitt	47,716	(j)
M. I. Tambakeras	24,623	(k)

D. E. Washkewicz	2,071,444	(l)
J. D. Myslenski	520,901	(m)
T. K. Pistell	297,677	(n)
L. C. Banks	170,046	(o)
R. P. Barker	267,125	(p)
M. M. Kashkoush	115,146	(q)

All Directors and executive officers as a group (35 persons)	5,453,624	(r)	3.3%

(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(b)	No Director or executive officer beneficially owned more than 1% of our Common Shares as of August 29, 2008.

(c)	Pursuant to a statement filed by AXA Financial, Inc. together with AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group and AXA with the SEC in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, AXA Financial, Inc. has reported that, as of December 31, 2007, it had sole voting power over 10,775,127 Common Shares, shared voting power over 1,398,999 Common Shares and sole investment power over 14,393,375 Common Shares.

(d)	This amount includes 2,500 Common Shares owned solely by Ms. Harty’s spouse.

(e)	This amount includes 6,750 Common Shares owned jointly by Mr. Kassling and his spouse and 13,350 Common Shares subject to options exercisable by Mr. Kassling on or prior to October 28, 2008 granted under our Non-Employee Directors stock option plans.

(f)	These amounts include 12,300 Common Shares subject to options exercisable by each of Mr. Kohlhepp and Ms. Obourn on or prior to October 28, 2008 granted under our Non-Employee Directors stock option plans.

(g)	This amount includes 9,000 Common Shares subject to options exercisable by Mr. Mazzalupi on or prior to October 28, 2008 granted under our Non-Employee Directors stock option plans.

(h)	This amount includes 8,065 Common Shares subject to options exercisable by Mr. Müller on or prior to October 28, 2008 granted under our Non-Employee Directors stock option plans.

(i)	This amount includes 19 Common Shares owned by Mr. Scaminace’s son, 26 Common Shares as to which Mr. Scaminace’s son holds voting power pursuant to the Retirement Savings Plan as of June 30, 2008, and 4,125 Common Shares subject to options exercisable by Mr. Scaminace on or prior to October 28, 2008 granted under our Non-Employee Directors stock option plans.

(j)	This amount includes 333 Common Shares owned by Mr. Schmitt’s son.

(k)	This amount includes 4,125 Common Shares subject to options exercisable by Mr. Tambakeras on or prior to October 28, 2008 granted under our Non-Employee Directors stock option plans.

(l)	This amount includes 1,477 Common Shares which represents Mr. Washkewicz’s proportionate interest in his mother’s revocable trust, 38,000 Common Shares owned indirectly by Mr. Washkewicz through the Pamela Washkewicz Revocable Trust, 37,120 Common Shares as to which Mr. Washkewicz holds voting power pursuant to the Retirement Savings Plan as of June 30, 2008, and 1,034,432 Common Shares subject to options or Stock Incentives exercisable by Mr. Washkewicz on or prior to October 28, 2008 granted under our stock option plans. Mr. Washkewicz has disclaimed beneficial ownership of 5,670 shares owned by his children.

(m)	This amount is as of May 2, 2008, Mr. Myslenski’s retirement date as an officer, and includes 301.002 Common Shares as to which Mr. Myslenski holds voting power pursuant to the Retirement Savings Plan as of May 2, 2008 and 227,078 Common Shares subject to options or Stock Incentives exercisable by Mr. Myslenski on or prior to October 28, 2008 granted under our stock option plans.

(n)	This amount includes 6,199 Common Shares owned indirectly by Mr. Pistell through the Linda S. Pistell Revocable Trust, 384 Common Shares as to which Mr. Pistell holds voting power pursuant to the Retirement Savings Plan as of June 30, 2008 and 92,903 Common Shares subject to options or Stock Incentives exercisable by Mr. Pistell on or prior to October 28, 2008 granted under our stock option plans.

(o)	This amount includes 6,823 Common Shares owned indirectly by Mr. Banks through the Elizabeth K. Banks Revocable Trust, 865 Common Shares owned indirectly by Mr. Banks through his 3 children, 6,890 Common Shares as to which Mr. Banks holds voting power pursuant to the Retirement Savings Plan as of June 30, 2008 and 94,136 Common Shares subject to options or Stock Incentives exercisable by Mr. Banks on or prior to October 28, 2008 granted under our stock option plans.

(p)	This amount includes 24,840 Common Shares owned jointly by Mr. Barker and his spouse as co-trustees of a family trust, 9,174 Common Shares as to which Mr. Barker holds voting power pursuant to the Retirement Savings Plan as of June 30, 2008 and 144,235 Common Shares subject to options or Stock Incentives exercisable by Mr. Barker on or prior to October 28, 2008 granted under our stock option plans.

(q)	This amount includes 2,863 Common Shares as to which Mr. Kashkoush holds voting power pursuant to the Retirement Savings Plan as of June 30, 2008 and 72,673 Common Shares subject to options or Stock Incentives exercisable by Mr. Kashkoush on or prior to October 28, 2008 granted under our stock option plans.

(r)	This amount includes 108,414 Common Shares for which voting and investment power are shared, 148,357 Common Shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of June 30, 2008, and 2,511,137 Common Shares subject to options, stock appreciation rights or Stock Incentives exercisable on or prior to October 28, 2008 granted under our stock option plans held by all Directors and executive officers as a group.

SHAREHOLDERS’ PROPOSALS

We must receive at our principal executive offices by May 25, 2009 any proposal of a shareholder intended to be presented at our 2009 Annual Meeting of Shareholders, or the 2009 Meeting, and to be included in our proxy, notice of meeting and proxy statement related to the 2009 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2009 Meeting must be received by us by August 8, 2009 or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. Our proxy related to the 2009 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 8, 2009. Our proxy related to the 2008 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 10, 2008.

Procedures for Submission and Consideration of Director Candidates. The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following year’s Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:

1.	The name and address of the shareholder recommending the candidate for consideration as such information appears on our records, the telephone number where such shareholder can be reached during normal business hours, the number of Common Shares owned by such shareholder and the length of time such shares have been owned by the shareholder; if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;

4.	The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our proxy statement and has consented to serve as a Director, if elected.

There are no specific qualifications or specific qualities or skills that are necessary for our Directors to possess. In evaluating Director nominees, the Corporate Governance and Nominating Committee (or a successor committee) will consider such factors as it deems appropriate, and other factors identified from time to time by the Board of Directors. The Corporate Governance and Nominating Committee will consider the entirety of each proposed Director nominee’s credentials. As a general matter, the Committee will consider factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of the Board of Directors and other new Director candidates. The Corporate Governance and Nominating Committee’s goal in selecting Directors for nomination to the Board of Directors is generally to seek a well-balanced membership that combines a variety of experience, skill and intellect in order to enable us to pursue our strategic objectives.

The Corporate Governance and Nominating Committee will consider all information provided to it that is relevant to a candidate’s nomination as a Director. Following such consideration, the Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Committee will meet to determine whether to recommend the candidate to the Board of Directors. The Committee will consider candidates recommended by shareholders on the same basis as candidates from other sources.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Directors. The Committee regularly reviews the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates. Candidates may be recommended by current members of the Board of Directors, third-party search firms or shareholders. During the past fiscal year, the Corporate Governance and Nominating Committee retained Howard & O’Brien Associates, Inc. as a search firm to assist in locating, interviewing, and evaluating potential Board candidates. The Corporate Governance and Nominating Committee generally does not consider recommendations for Director nominees submitted by individuals who are not affiliated with us. In order to preserve its impartiality, the Corporate Governance and Nominating Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

Communications with Directors. Our security holders and other interested parties may communicate with the Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

GENERAL

The Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our officers and employees may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of Common Shares. We will, upon request, reimburse them for their expenses in so doing. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York, to assist in the solicitation of proxies at an anticipated cost of $14,000, plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common Shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted in favor of the election of William E. Kassling, Joseph M. Scaminace and Wolfgang R. Schmitt as Directors for a one-year term and in favor of the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending June 30, 2009. Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal which requires the affirmative vote of a certain number of Common Shares, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing, in open meeting, or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

Our Annual Report, including financial statements for the fiscal year ended June 30, 2008, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing or by telephone at: Parker-Hannifin Corporation, Corporate Communications, 6035 Parkland Boulevard, Cleveland, Ohio 44124, (216) 896-3000.

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, material is available over the internet, you will receive notification which will contain the internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise. If at any time you would like to receive a paper copy of the Annual Report or Proxy Statement, please contact Corporate Communications at the address or telephone number provided above.

By Order of the Board of Directors

Thomas A. Piraino, Jr.
Secretary

September 22, 2008

Annual Meeting of Shareholders

October 22, 2008
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
(216) 896-3000

Directions to Corporate Headquarters

Lake Erie
Cleveland
I-90
Richmond Rd.
I-271
Kirtland
Mayfield Rd. (322)
Gates Mills
Rt. 6
Cedar Rd.
Landerhaven Corporate Ctr (Parker)
Beachwood
Pepper Pike
I-90
Chagrin Blvd.
Rd.
Chagrin Falls
I-480
I-271
I-480
Lander
Brainard Rd.
Cleveland Hopkins Airport
237
Snow Rd.
Rockside Rd.
Rt. 83
I-80
I-77
I-71
I-271
I-80
N

Mayfield Rd.
Brainard Rd.
Lander Rd.
I-271 To I-90
Parkland Blvd.
Parkland Blvd.
SOM Center Rd.
Parker Hannifin
Parkland Blvd.
Allen-Bradley Dr.
Parkland Blvd.
Gates Mills
To I-480 and Ohio Turnpike
Landerhaven Drive
Cedar Rd.
N

- ***From the North exiting at Cedar/Brainard:***
  Take I-271 south to exit 32 (Landerhaven). Turn left onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the North exiting at Mayfield Rd.:***
  Take I-271 south to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Cedar/Brainard:***
  Take I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Mayfield Rd.:***
  Take I-271 N to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Cleveland Airport:***
  Take I-480 east to I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd; then left onto Cedar Rd. At second light make left onto Lander Rd; right on Parkland Blvd., turning left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Downtown:***
  Take I-90 east to I-271 south to exit 32 (Landerhaven). Make left onto Brainard Rd., then left onto Cedar Rd. At second light, make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.

VOTE BY TELEPHONE
c/o National City Bank Shareholder Services Operations Locator 5352 P.O. Box 94509 Cleveland, OH 44193-4509	Have this Proxy Card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.
VOTE BY INTERNET
Have this Proxy Card available when you access the website www.cesvote.com, and follow the simple instructions presented to record your vote.
VOTE BY MAIL
Please mark, sign and date this Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return this Proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on October 22, 2008 to be counted in the final tabulation.

If voting by telephone or Internet, please do not mail this proxy card.

è

Proxy card must be signed and dated below.

ê    Please fold and detach card at perforation before mailing.     ê

PARKER-HANNIFIN CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on October 22, 2008.

The undersigned hereby appoints DONALD E. WASHKEWICZ, TIMOTHY K. PISTELL, and THOMAS A. PIRAINO, JR., and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 22, 2008, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature(s)

Signature(s)

Date: , 2008

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the Internet, instead of receiving paper copies in the mail. Providing these documents over the Internet can save the Corporation the cost of producing and mailing them. Participation is completely voluntary. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Proxy card must be signed and dated on the reverse side.

ê    Please fold and detach card at perforation before mailing.    ê

PARKER-HANNIFIN CORPORATION	PROXY

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of the following Directors for a one-year term.

Nominees:	(1) William E. Kassling	(2) Joseph M. Scaminace	(3) Wolfgang R. Schmitt

❑ FOR all nominees listed above (except as otherwise marked above)			❑ WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for FY09

❑ FOR	❑ AGAINST	❑ ABSTAIN

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

❑ I consent to view future shareholder communications over the Internet as stated above and in the Proxy Statement